UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Universal Stainless & Alloy Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

April 14, 2017

Dear Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Universal Stainless & Alloy Products, Inc., to be held at 10:00 a.m., local time, on May 3, 2017, at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, PA 15231.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the Annual Meeting. Please review them carefully.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend the Annual Meeting, please take a few moments now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your presence by proxy is important to establish a quorum, and your vote is important for proper corporate governance.

Thank you for your interest in Universal Stainless & Alloy Products, Inc.

Sincerely,

Dennis M. Oates

Chairman of the Board, President and Chief Executive Officer

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 3, 2017

The Annual Meeting of Stockholders will be held on May 3, 2017 beginning at 10:00 a.m., local time, at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, PA 15231.

Only holders of the Company’s common stock at the close of business on March 23, 2017 will be entitled to vote at the Annual Meeting. A list of persons who were stockholders as of that date and time will be available for examination by any stockholder at the Annual Meeting and for the ten days prior to the meeting during regular business hours, at the Company’s executive offices located at 600 Mayer Street, Bridgeville, PA 15017. Stockholders as of the record date may vote in person or by proxy. At the Annual Meeting we will:

1.    Elect a Board of Directors;

2.    Vote on an advisory, non-binding resolution to approve the compensation for the Company’s named executive officers;

3.    Vote on an advisory, non-binding resolution to recommend the frequency of advisory, non-binding stockholder votes to approve the compensation for the Company’s named executive officers;

4.    Vote to approve the Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan;

5.    Vote to ratify the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2017; and

6.    Attend to any other business properly presented at the meeting.

Your Board of Directors unanimously recommends that you vote in favor of the director nominees described in this Proxy Statement, for the advisory, non-binding resolution to approve the compensation of the Company’s named executive officers, in favor of an annual advisory, non-binding stockholder vote to approve the compensation of the Company’s named executive officers, in favor of the approval of the Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan and in favor of the ratification of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2017.

This booklet includes the Universal Stainless & Alloy Products, Inc. proxy statement. Enclosed with this booklet are a proxy card and a return envelope that requires no postage if mailed within the United States. A copy of the Universal Stainless & Alloy Products, Inc. 2016 Annual Report on Form 10-K is also enclosed.

By Order of the Board of Directors,

Paul A. McGrath

Vice President of Administration, General Counsel and Secretary

April 14, 2017

Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2017.

The proxy statement, the 2017 President’s Letter and the 2016 Annual Report of Universal Stainless & Alloy Products, Inc. are available to review at: http://www.proxydocs.com/USAP.

April 14, 2017

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

600 MAYER STREET

BRIDGEVILLE, PENNSYLVANIA 15017

PROXY STATEMENT

For 2017 Annual Meeting of Stockholders

BACKGROUND

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal Stainless” or the “Company”), of proxies to be voted at this Annual Meeting of Stockholders. This Proxy Statement and form of proxy are first being sent or given to the stockholders on or about April 14, 2017. The cost of solicitation of proxies will be borne by Universal Stainless, including expenses incurred in connection with the preparation and mailing of the Proxy Statement. The solicitation will be by mail and may also be made personally and by telephone by directors, officers and employees of Universal Stainless, without any compensation, other than their regular compensation as directors, officers or employees. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company’s common stock, and Universal Stainless will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING PROCEDURES

Who May Vote

Universal Stainless common stockholders of record at the close of business on March 23, 2017 are entitled to vote at the Annual Meeting. Stockholders have one vote per share on each matter being voted on.

Voting Methods

Stockholders of record may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card but do not mark any voting selections, your shares represented by your proxy card will be voted as recommended by the Board of Directors.

If you hold your shares in a broker, bank or other nominee account, you are a “beneficial owner” of Universal Stainless common stock. In order to vote your shares, you must give voting instructions to the “nominee holder” of your shares. Universal Stainless asks the nominee holders to obtain voting instructions from the beneficial owners of shares. Proxies that are transmitted by nominee holders on behalf of beneficial owners will be voted as instructed by the nominee holder.

Finally, you may vote in person if you attend the Annual Meeting. You may obtain directions to attend the Annual Meeting and vote in person by contacting Paul A. McGrath, Secretary, at (412) 257-7600.

We urge you to return the proxy card promptly.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	notifying the Secretary of Universal Stainless in writing that you have revoked your proxy;

•	sending a revised proxy dated later than the earlier proxy; or

•	voting in person at the Annual Meeting.

Quorum and Voting Information

A quorum is required to conduct business at the Annual Meeting. As of the record date, 7,508,154 shares of Universal Stainless common stock were issued and outstanding. A majority of the voting power of the issued and outstanding common stock, present in person or represented by proxy, constitutes a quorum. If you submit a properly executed proxy card, even if you abstain from voting or withhold votes from director nominees, you will be considered part of the quorum. Broker non-votes also count as shares present for purposes of determining whether a quorum is present.

Abstentions are tabulated with respect to each proposal (other than with regard to the election of directors). Abstentions are not considered to be votes cast and thus will not have any effect on the outcome of any proposal to be considered at the Annual Meeting. Brokers who hold shares in street name for customers have the authority to vote only on certain routine matters in the absence of instruction from the beneficial owners. A broker non-vote occurs when the broker does not have the authority to vote on a particular proposal in its discretion in the absence of voting instructions. The ratification of the appointment of Schneider Downs & Co. as the Company’s independent registered public accountants is considered a routine matter with respect to which brokers will have the authority to vote in the absence of voting instructions. Brokers will not have the authority in the absence of voting instructions to vote in the election of directors or with respect to the approval of the advisory, non-binding resolution to approve the compensation for the Company’s named executive officers or the approval on an advisory, non-binding resolution to recommend the frequency of advisory, non-binding stockholder votes to approve the compensation for the Company’s named executive officers or to approve the Universal Stainless & Alloy Products 2017 Equity Incentive Plan. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining whether any proposal has been approved and are not expected to have any effect on the outcome of any proposal to be considered at the Annual Meeting.

The affirmative vote of a plurality of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon is required for the election of directors. With regard to the election of directors, votes may be cast in favor of nominees or withheld.

Each of (i) the approval of the advisory, non-binding resolution to approve the compensation for the Company’s named executive officers; (ii) the approval of an advisory, non-binding resolution to recommend the frequency of advisory, non-binding stockholder votes to approve the compensation for the Company’s named executive officers; (iii) the approval of the Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan and (iv) the ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2017 require the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will not have any effect with respect to these proposals.

Confidential Voting Policy

Universal Stainless maintains a policy of keeping stockholder votes confidential. Overall voting results for the matters considered at the Annual Meeting will be disclosed publicly in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).

PROPOSALS YOU MAY VOTE ON

1.    Election of Directors

There are five nominees for election this year. Detailed information on each nominee is provided under the heading “Nominees for Election as Directors.” All directors are elected annually and serve a one-year term, until the next Annual Meeting and until their successors are duly elected and qualified. If any candidate is unable to stand for election at this Annual Meeting, the Board may reduce its size or designate a substitute. If a substitute is designated, shares represented by validly submitted and unrevoked proxies that would have been voted for the original candidate will be voted for the substituted candidate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEE DIRECTORS.

2.    Approval of the Compensation for the Named Executive Officers in an Advisory, Non-Binding Vote

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material. Our Board of Directors has adopted a policy to hold an annual advisory (non-binding) stockholder vote to approve the compensation of our named executive officers until the next stockholder vote on the frequency of such advisory votes. We are required to hold such frequency votes at least every six years, and we are holding such a frequency vote at this Annual Meeting.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to provide compensation levels to attract and retain exceptional managerial talent for the present and future and to offer incentive-based programs (i) in order to challenge managers to support the corporate business goals from within their area of authority and (ii) in the interests of Company stockholders. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our named executive officers.

Highlights of our executive compensation programs include the following:

•	the Compensation Committee’s intention is for a substantial portion of the named executive officers’ compensation to be at risk;

•	the balance between annual and longer term compensation achieves consistency in goal setting that considers both short term results and building a platform for future profitable growth;

•	incentive compensation is based on measurable and objective financial and business metrics;

•	award opportunities under the incentive programs are contingent on meeting performance targets that, in the view of the Compensation Committee, are significant challenges to management; and

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the Company has stock ownership guidelines for its named executive officers, which call for a minimum level of stock ownership, which is designed to further link their interests to increased stockholder value.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goal of offering total compensation consisting of base salary and incentive opportunities that are performance-oriented and linked to the interests of stockholders. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in that proxy statement.”

The “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

3.    Approval on an Advisory, Non-Binding Basis of the Frequency of Advisory, Non-Binding Stockholder Votes to Approve the Compensation of the Company’s Named Executive Officers.

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory, non-binding vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement. By voting on this Item 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, every two years, or every three years.

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory votes on executive compensation.

In formulating its recommendation, our Board of Directors considered that while our executive compensation policies are designed to promote a long-term connection between pay and performance, executive compensation disclosures are made annually, and an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstaining from voting when you vote in response to the resolution set forth below. In the event that none of the options of every one year, every two years or every three years for the frequency of the vote to approve the compensation of our named executive officers receives the required vote for approval, the frequency that receives the highest number of votes will be considered by the Board to be the stockholders’ preference, as expressed on an advisory basis. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Because this vote is advisory and not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY ONE YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

4.    Approval of the Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan

Background

On January 28, 2017, the Board approved, subject to stockholder approval, the Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). If the 2017 Plan is approved by our stockholders, it will authorize the issuance of 568,357 shares of Company common stock, which consists of the 168,357 shares that remain available for grant under the Universal Stainless & Alloy Products, Inc. Omnibus Incentive Plan (the “Prior Plan”) plus an additional 400,000 shares. The 2017 Plan will replace the Prior Plan, and no new awards will be granted under the Prior Plan if the 2017 Plan is approved. Any awards outstanding under the Prior Plan on the date of stockholder approval of the 2017 Plan will remain subject to and be paid under the Prior Plan, and any shares subject to outstanding awards under the Prior Plan that subsequently cease to be subject to such awards (other than by reason of settlement of the awards in shares) will automatically become available for issuance under the 2017 Plan.

The Board recommends that stockholders approve the 2017 Plan. The purpose of the 2017 Plan is to enhance the Company’s ability to attract and retain highly qualified officers, non-employee directors, key employees, consultants and advisors, and to motivate such service providers to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The 2017 Plan also allows the Company to promote greater ownership in the Company by such service providers in order to align their interests more closely with the interests of the Company’s stockholders. If the Company’s stockholders do not approve the 2017 Plan, the Company’s ability to compensate its key service providers with equity compensation will be significantly limited.

Corporate Governance Aspects of 2017 Plan

The 2017 Plan has been designed to include a number of provisions that promote best practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include, but are not limited to, the following:

•	Clawback. Plan awards are subject to clawback under any applicable Company clawback policy and all applicable laws requiring the clawback of compensation.

•	Forfeiture upon Cause Termination. All plan awards held by a participant may be forfeited upon the participant’s termination for “cause” (as defined in the 2017 Plan).

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Forfeiture upon Detrimental Conduct. All plan awards held by a participant, and certain profits received in connection with plan awards, may be forfeited if the participant engages in “detrimental conduct” (as defined in the 2017 Plan.

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No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs generally may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing without Stockholder Approval. The plan specifically prohibits the repricing of options or SARs without stockholder approval.

•	Limitation on Terms of Stock Options and SARs. The maximum term of each stock option and SAR is 10 years.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Evergreen Provision. The plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

•	No Automatic Grants. The plan does not provide for automatic grants to any participant.

•	No Tax Gross-Ups. The plan does not provide for any tax gross-ups.

•	Dividends. We do not pay dividends or dividend equivalents on stock options, SARs or unearned performance shares under the plan.

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Multiple Award Types. The plan permits the issuance of nonqualified stock options, incentive stock options, SARs, restricted stock units (RSUs), restricted stock awards and other types of equity grants, subject to the share limits of the plan, as well as cash awards. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

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Tax-Deductible Awards. The plan contains provisions that are required for future awards to certain covered employees (including cash awards) to be eligible to be deductible under Internal Revenue Code (“Code”) Section 162(m) as “performance-based compensation.”

•	Independent Oversight. The plan is administered by a committee of independent Board members.

•	Director Limits. The plan contains annual limits on the amount of awards that may be granted to non-employee directors.

Summary of Significant Changes to Prior Plan (as Contained in 2017 Plan)

The following features of the 2017 Plan reflect significant changes to the Prior Plan:

•	Increased number of shares available for awards;

•	Code Section 162(m) changes—(1) increased individual annual award limits and (2) expanded list of stockholder-approved performance goals upon which performance awards can be based;

•	Addition of annual limits on non-employee director awards and elimination of non-discretionary formula option grants to directors;

•	Expanded definition of “cause” and addition of cause features such as “after-acquired cause” and suspension of rights during a cause investigation;

•	Addition of provision regarding termination of plan awards upon termination for cause;

•	Addition of provision regarding forfeiture of plan awards and plan profits if participant engages in detrimental conduct;

•	Addition of provision regarding clawback of plan awards if required by law or Company policy;

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Revised definition of “change in control” (1) increasing the threshold for an accretive CIC from 30% to 50%; (2) limiting the period during which an accretive CIC must occur to 12 months; and (3) adding as a CIC trigger an unapproved change in the majority of the Board over a 24-month period;

•	Removal of minimum vesting requirements for awards and removal of default option vesting language;

•	Removal of 500,000-share limit for full value awards; and

•	Addition of SARs as an award alternative.

Code Section 162(m)

Under Code Section 162(m), we may be prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. Our “covered employees” are defined as our chief executive officer and our three other most highly compensated named executive officers (excluding our chief financial officer). Compensation that qualifies as “performance-based” is not subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders, generally at least once every five years. For purposes of Code Section 162(m), the material terms of the performance goals generally include (1) the individuals eligible to receive compensation upon achievement of performance goals, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount that can be paid to an individual upon attainment of the performance goals. By approving the 2017 Plan, stockholders also will be approving the material terms of the performance goals under the 2017 Plan for Code Section 162(m) purposes.

The Board has determined that the Code Section 162(m) individual award limits from the Prior Plan should be changed and increased to provide better design flexibility and to be consistent with current market practice. The Prior Plan prohibited stock-based awards in excess of 100,000 shares in any one calendar year to any one participant and cash-based awards of more than $900,000 in any one calendar year to any one participant. The 2017 Plan breaks out the stock-based and cash-based award limits into separate limits focused on awards, as follows: (i) for stock options or SARs, no more than 100,000 shares may be granted in any calendar year to any participant; (ii) for all other stock-based performance awards, no more than 80,000 shares may be granted in any calendar year to any participant; (iii) for annual cash incentive awards granted under the 2017 Plan, no more than $900,000 may be granted in any calendar year to any participant; and (iv) for all other cash-based performance awards granted under the 2017 Plan, no more than $500,000 may be granted in any calendar year to any participant.

The Board has also determined that the list of business criteria on which performance goals for performance-based awards may be based should be significantly expanded to provide better design flexibility and to be consistent with current market practice. The new expanded list of business criteria, which stockholders are also being asked to approve in this Proposal 4, are described in this Proposal 4 under “Performance Goals and Criteria.”

Because it is the policy of the Company, the Board and the Compensation Committee to maximize long-term stockholder value, tax deductibility is not the only consideration in awarding compensation under the 2017 Plan or awarding compensation in general. Further, stockholder approval of the 2017 Plan does not guarantee that all compensation awarded under the 2017 Plan or otherwise will qualify as qualified performance-based compensation or otherwise be deductible. The Board and the Compensation Committee retain the flexibility and discretion to award compensation that may not be tax deductible. Moreover, even if we intend to grant compensation that qualifies as performance-based compensation under the 2017 Plan, we cannot guarantee that such compensation will so qualify or will ultimately be deductible.

Summary of 2017 Plan

The principal features of the 2017 Plan are summarized below. The following summary of the 2017 Plan does not purport to be a complete description of all of the provisions of the 2017 Plan. It is qualified in its entirety by reference to the complete text of the 2017 Plan, which is attached to this Proxy Statement as Appendix A.

Eligibility

Awards may be granted under the 2017 Plan to officers, employees, non-employee directors, consultants and advisors of the Company and its affiliates. Incentive stock options may be granted only to employees of the Company or its subsidiaries.

Administration

The 2017 Plan may be administered by the Board or the Compensation Committee. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which awards are granted and the terms and conditions of awards.

Number of Authorized Shares

The number of shares of common stock authorized for issuance under the 2017 Plan is 568,357 shares, representing 7.6% of the fully diluted Company common stock outstanding as of March 23, 2017. In addition, as of the date of stockholder approval of the 2017 Plan, any awards then outstanding under the Prior Plan will remain subject to and be paid under the Prior Plan and any shares then subject to outstanding awards under the Prior Plan that subsequently expire, terminate or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2017 Plan. Up to 568,357 plan shares may be granted as incentive stock options under Code Section 422. The shares of common stock issuable under the 2017 Plan will consist of authorized and unissued shares, treasury shares or shares purchased on the open market or otherwise.

If any award is cancelled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2017 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2017 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2017 Plan: (1) the payment in cash of dividends or dividend equivalents under any outstanding award; (2) any award that is settled in cash rather than by issuance of shares of common stock; (3) shares surrendered or tendered in payment of the option price or purchase price of an award or any taxes required to be withheld in respect of an award; or (4) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Awards to Non-employee Directors

The maximum value of plan awards granted during any calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during the calendar year and the value of awards granted to the non-employee director under any other equity compensation plan of the Company or an affiliate during the calendar year, may not exceed the following in total value (calculating the value of any equity compensation plan awards based on the grant date fair market value for financial reporting purposes): (1) $1,000,000 for any non-employee Chair of the Board and (2) $500,000 for each non-employee director other than the Chair of the Board.

Adjustments

Subject to any required action by our stockholders, in the event of any change in our common stock effected without receipt of consideration by us, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or in the event of payment of a dividend or distribution to our stockholders in a form other than our common stock (excepting normal cash dividends) that has a material effect on the fair market value of our common stock, appropriate and proportionate adjustments will be made in the number and class of shares subject to the 2017 Plan and to any outstanding awards, and in the option exercise price, SAR exercise price or purchase price per share of any outstanding awards, and to the other terms and conditions of outstanding awards, in each case in order to prevent dilution or enlargement of participant rights under the 2017 Plan.

If a majority of our common shares are exchanged for, converted into or otherwise become shares of another corporation, the Compensation Committee may unilaterally amend outstanding awards under the 2017 Plan to provide that such awards are for new shares. In the event of any such amendment, the number of shares subject to, and the option exercise price, SAR exercise price or purchase price per share of, and the other terms and conditions of, the outstanding awards will be adjusted in a fair and equitable manner as determined by the Compensation Committee. The Compensation Committee may also make such adjustments in the terms of any award to reflect, or related to, such changes in our capital structure or distributions as it deems appropriate.

Types of Awards

The 2017 Plan permits the granting of any or all of the following types of awards:

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Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices and terms and conditions, except that stock options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of our common stock. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed 10 years) and other conditions on exercise.

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Stock Appreciation Rights. The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2017 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price of a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

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Restricted Stock, RSUs and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and RSUs, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the 2017 Plan and any other terms and conditions determined by the Compensation Committee.

•	Performance Awards. The Compensation Committee may grant performance awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period. Performance awards may be denominated in shares of common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. Cash-based performance awards include annual incentive awards.

Clawback

All cash and equity awards granted under the 2017 Plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such laws, any policies adopted by the Company to implement such requirements and any other compensation recovery policies as may be adopted from time to time by the Company.

Forfeiture

The Company may annul a participant’s awards under the 2017 Plan if the participant is separated from service for “cause” (as defined in the 2017 Plan).

If a participant engages in “detrimental conduct” (as defined in the 2017 Plan), the participant may be required to forfeit or pay to the Company the following:

•	any and all outstanding awards granted to the participant under the 2017 Plan, including awards that have become vested or exercisable;

•

any shares held by the participant in connection with the 2017 Plan that were acquired by the participant after the participant’s separation from service and within the 12-month period immediately before the participant’s separation from service;

•

the profit realized by the participant from the exercise of any stock options or SARs that the participant exercised after the participant’s separation from service and within the 12-month period immediately before the participant’s separation from service; and

•

the profit realized by the participant from the sale, or other disposition for consideration, of any shares received by the participant in connection with the 2017 Plan after the participant’s separation from service and within the 12-month period immediately before the participant’s separation from service and where such sale or disposition occurs in such similar time period.

Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria. Under Code Section 162(m), we may be prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” under Code Section 162(m) is not subject to the $1 million limit.

If the Compensation Committee intends to qualify an award under the 2017 Plan as “performance-based” compensation under Code Section 162(m), the performance goals selected by the Compensation Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company on a consolidated basis, and/or specified subsidiaries or business units, as reported or calculated by the Company (except with respect to the total stockholder return and earnings per share criteria), in each case as adjusted for any stock split, stock dividend or other recapitalization:

1.	cash flow;

2.	earnings per share;

3.	earnings measures (including EBIT and EBITDA);

4.	return on equity;

5.	total stockholder return;

6.	share price performance;

7.	return on capital;

8.	revenue;

9.	income;

10.	profit margin;

11.	return on operating revenue;

12.	brand recognition or acceptance;

13.	customer metrics (including customer satisfaction, customer retention, customer profitability or customer contract terms);

14.	productivity;

15.	expense targets;

16.	market share;

17.	cost control measures;

18.	balance sheet metrics;

19.	strategic initiatives;

20.	implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction;

21.	return on assets;

22.	growth in net sales;

23.	the ratio of net sales to net working capital;

24.	stockholder value added;

25.	improvement in management of working capital items (inventory, accounts receivable or accounts payable);

26.	sales from newly-introduced products;

27.	successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations or other transactions;

28.	product quality, safety, productivity, yield or reliability (on time and complete orders);

29.	funds from operations;

30.	regulatory body approval for commercialization of a product;

31.	debt levels or reduction or debt ratios;

32.	economic value;

33.	operating efficiency;

34.	research and development achievements; or

35.	any combination of the forgoing business criteria.

The Compensation Committee can also select any derivations of these business criteria (e.g., income will include pre-tax income, net income, operating income).

Performance goals may, in the discretion of the Compensation Committee, be established on a Company-wide basis, or with respect to one or more business units or Affiliates, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices.

The Compensation Committee may determine at the time that the performance goals are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations and other extraordinary, unusual or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings).

Limitations. Subject to certain adjustments for changes in our corporate or capital structure described above, participants who are granted awards intended to qualify as “performance-based” compensation under Code Section 162(m) may not be granted stock options or SARs for more than 100,000 shares in any calendar year or more than 80,000 shares for all other stock-based awards that are performance awards in any calendar year. The maximum dollar value granted to any participant pursuant to that portion of a cash award granted under the 2017 Plan for any calendar year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) may not exceed $900,000 for an annual incentive award and $500,000 for all other cash-based awards.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

The Board may provide in any award agreement, or in the event of a “change in control” (as defined in the 2017 Plan) may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting or settlement, in connection with such change in control, of any stockholders’ outstanding awards or shares acquired pursuant thereto.

Under the 2017 Plan, in the event of a change in control, outstanding awards under the 2017 Plan will remain the Company’s obligation or be assumed by the surviving or acquiring entity, and there will be automatically substituted for our shares then subject to awards the consideration payable with respect to our outstanding shares in connection with the change in control. However, if such consideration is not solely common stock of the acquiror, the Compensation Committee may, with the consent of the acquiror, provide for the consideration to be received upon the exercise or settlement of awards, for each share subject to the award, to consist solely of common stock of the acquiror equal in fair market value to the per share consideration received by our stockholders pursuant to the change in control. If any portion of the consideration may be received by our stockholders pursuant to the change in control on a contingent or delayed basis, the Compensation Committee may determine such fair market value per share as of the time of the change in control on the basis of the Compensation Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any award that is not assumed or continued by the acquiror in connection with the change in control nor exercised or settled as of the change in control will terminate and cease to be outstanding effective as of the time of the change in control.

Additionally, the Compensation Committee may, without participant consent, determine that upon the occurrence of a change in control each or any award outstanding under the 2017 Plan immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Compensation Committee) subject to the canceled award in (1) cash, (2) our stock or stock of a corporation or other business entity a party to the change in control or (3) other property that will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of our common stock in the change in control, reduced by the exercise or purchase price per share, if any, under such award.

Term, Termination and Amendment of the 2017 Plan

Unless earlier terminated by the Board, the 2017 Plan will terminate, and no further awards may be granted, 10 years after the date on which it is approved by stockholders. The Board may amend, suspend or terminate the 2017 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2017 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

A new plan benefits table for the 2017 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2017 Plan if the 2017 Plan was then in effect, as described in the SEC proxy rules, are not provided because all awards made under the 2017 Plan will be made at the Compensation Committee’s discretion, subject to the terms and conditions of the 2017 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2017 Plan are not determinable at this time.

Equity Compensation Plan Information Table

The following table presents information on the Company’s equity compensation plans as of December 31, 2016:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,029,600		$23.62		272,453
Equity compensation plans not approved by security holders	—		—		—

Total	1,029,600	(1)	$23.62	(2)	272,453	(3)

(1)	Includes 95,000 outstanding restricted stock units under the Omnibus Incentive Plan.

(2)	Does not take into account the restricted stock units reflected under column (a).

(3)	Includes 168,357 shares available for issuance under the Omnibus Incentive Plan and 104,096 available under the 1996 Employee Stock Purchase Plan.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2017 Plan generally applicable to the Company and to participants in the 2017 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Further, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (1) one year from the date the participant exercised the option or (2) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, RSUs, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, RSUs or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock- or Cash-Based Awards. The U.S. federal income tax consequences of other stock- or cash- based awards will depend upon the specific terms and conditions of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the 2017 Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2017 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2017 Plan until all tax withholding obligations are satisfied.

Vote Required

Approval of the 2017 Plan requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of common stock entitled to vote on the proposal, with abstentions counting as votes against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE UNIVERSAL STAINLESS &ALLOY PRODUCTS, INC. 2017 EQUITY INCENTIVE PLAN.

5.    Ratification of the Appointment of Schneider Downs & Co., Inc. as the Company’s Independent Registered Public Accountants for 2017.

The Audit Committee has appointed Schneider Downs & Co., Inc. (“SD”) as our independent registered public accountants for 2017. The Board has directed that the appointment of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. SD has served as our independent registered public accountants since 2003.

Stockholder ratification of the selection of SD as Universal Stainless’ independent registered public accountants is not required by Universal Stainless’ By-laws or otherwise. However, the Board of Directors is submitting the appointment of SD to the stockholders for ratification as a matter of what it considers to be best practices in corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will retain discretion as to whether or not to retain SD. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Universal Stainless and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SCHNEIDER DOWNS & CO., INC. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2017.

NOMINEES FOR ELECTION AS DIRECTORS

Dennis M. Oates, 64, has been a Director of Universal Stainless since 2007. Mr. Oates has been President and Chief Executive Officer of the Company since 2008. In 2010, Mr. Oates was elected to the additional role of Chairman of the Board of Directors. Mr. Oates served as Senior Vice President of the Specialty Alloys Operations of Carpenter Technology Corporation, a manufacturer, fabricator and distributor of specialty metals and engineered products, from 2003 to 2007. Prior to joining Carpenter in 2003, Mr. Oates served for five years as President and Chief Executive Officer of TW Metals, a distributor of metal products. Previously, he held the post of President and Chief Operating Officer for Connell Limited Partnership, a metals recycling and metal fabrication company. Mr. Oates began his career at Lukens Steel Company, a subsidiary of Lukens Inc., where he ultimately became President and Chief Operating Officer. Mr. Oates is past Chairman of the North American Specialty Metals Council and currently serves on the Metals Service Center Institute Board of Directors. Mr. Oates served as the Vice Chairman of Specialty Steel Institute of North America from 2011 to 2016. In 2016, Mr. Oates became the Chairman of Specialty Steel Institute of North America. Mr. Oates is a current Board Member of the National Association of Corporate Directors, Three Rivers Chapter.

The Board believes that Mr. Oates’s qualifications include among other things: extensive knowledge of the specialty steel industry and aerospace markets, significant leadership experience and a detailed understanding of the Company’s operations.

Christopher L. Ayers, 50, has been a Director of Universal Stainless since 2009. Mr. Ayers served as the President and Chief Executive Officer of WireCo WorldGroup, Inc., a leading producer of specialty steel wire ropes and high performance synthetic ropes, from July 2013 to January 2017. Prior to that, Mr. Ayers served as an Executive Vice President of Alcoa Inc. and President of its Global Primary Products Business from 2011 to May 2013. Prior to becoming President of that business, Mr. Ayers served as the Chief Operating Officer from 2010 to 2011. Mr. Ayers also served as the Chief Operating Officer of Alcoa Cast, Forged and Extruded Products from February 2010 to August 2010. From 1999 through 2008, Mr. Ayers served in various management roles at Precision Castparts Corp., a manufacturer of metal components and products, including as Executive Vice President from 2006 to 2008, President—PCC Forgings Division from 2006 to 2008, President—Wyman Gordon Forgings from 2004 to 2006 and Vice President/General Manager from 2003 to 2004.

The Board believes that Mr. Ayers’ qualifications include among other things: extensive knowledge of the specialty steel industry and a detailed understanding of the Company’s operations.

Douglas M. Dunn, 74, has been a Director of Universal Stainless since 1997. Since 2011 Mr. Dunn is the president of the Dunn Family Foundation which supports programs that utilize education to build a better society. Mr. Dunn has been the managing partner of Dunn Associates, a partnership owning and managing real estate investments, from 1971 until 2013. Since 2011 until 2015, Mr. Dunn has served on the Board of Directors of Umami Sustainable Seafood Inc., an owner and operator of aquaculture operations. Mr. Dunn was Dean of the Graduate School of Industrial Administration (now the Tepper School of Business), Carnegie Mellon University, from 1996 to 2002. Prior to 1996 Mr. Dunn had a long career at AT&T. Mr. Dunn has served on other boards of directors of companies and organizations in such fields as technology and consulting.

The Board believes that Mr. Dunn’s qualifications include among other things: his experience and education regarding senior leadership positions and his familiarity with the financial aspects of the Company’s business.

M. David Kornblatt, 57, has been a Director of Universal Stainless since 2008. Since February 2014 until his retirement in July 2016, Mr. Kornblatt served as Director of Corporate Development of Triumph Group, Inc., a New York Stock Exchange-listed manufacturer of aircraft components and accessories. Prior to that, since 2009 Mr. Kornblatt was Executive Vice President, Chief Financial Officer and Treasurer of Triumph, and since 2007, Mr. Kornblatt was Senior Vice President and Chief Financial Officer of Triumph. Prior to joining Triumph, Mr. Kornblatt held the post of Senior Vice President and Chief Financial Officer of Carpenter Technology

Corporation, a manufacturer, fabricator and distributor of specialty metals and engineered products, which he joined in 2006. From 2002 until its acquisition by Johnson Controls, Inc. in 2005, Mr. Kornblatt was with York International Corporation, a supplier of heating, ventilation, air conditioning and refrigeration products, serving as Vice President of Finance for York Americas and then as Vice President and Chief Financial Officer.

The Board believes that Mr. Kornblatt’s qualifications include among other things: extensive knowledge of the aerospace markets and a detailed understanding of the financial and accounting aspects of the Company’s business.

Udi Toledano, 66, has been a Director of Universal Stainless since its founding in 1994. In 2010, Mr. Toledano was appointed Lead Director of the Company. Since July 2013, Mr. Toledano has been the Chairman of Alleghany Capital Corporation, a subsidiary of Alleghany Corporation that engages in and oversees strategic investments and acquisitions. Alleghany Corporation is an owner and operator of businesses with a core position in property and casualty reinsurance and insurance. Prior to that, Mr. Toledano managed UTA Capital LLC, a special situation investment fund, since 2010 and was the President of AAT Capital, Inc., a private investment company, since 2008. From 2000 until 2009, Mr. Toledano was the President of Millennium 3 Capital, Inc., a private investment company, and he managed Millennium 3 Opportunity Fund, a venture capital fund. Mr. Toledano has served on boards of both public and private companies in various fields, including manufacturing technology, software, real estate, energy and healthcare.

The Board believes that Mr. Toledano’s qualifications include among other things: extensive knowledge of the financial areas of the Company’s business and a detailed understanding of the accounting aspects of the Company.

Unless the applicable stockholder specifies otherwise, each signed and returned

Proxy that is not revoked will be voted “FOR” the election to the Board of Directors of Universal Stainless of each of the five nominees named above.

THE BOARD OF DIRECTORS

The Board of Directors of Universal Stainless held five meetings during 2016. During 2016, the Audit Committee held five meetings; the Compensation Committee held five meetings and the Nominating and Governance Committee held four meetings. Each director attended at least 75% of the meetings of the Board of Directors and each Committee of which he was a member. The Company expects that its directors will attend annual stockholders meetings, and all directors attended our annual meeting of stockholders last year.

The Board of Directors affirmatively has determined that Messrs. Dunn and Toledano have no relationship with the Company other than as disclosed in this Proxy Statement and are independent under applicable Nasdaq rules. Mr. Kornblatt was Director of Corporate Development of Triumph Group, Inc. Triumph made no purchases from the Company in 2016 or 2015 but has purchased products from the Company in relatively small amounts in the past. The Board of Directors determined that Mr. Kornblatt’s relationship is immaterial because of the relatively small amount of purchases involved historically, as well as the fact that Mr. Kornblatt has retired from Triumph and will not receive any direct benefits from Triumph’s ordinary course business transactions with the Company, if any, all of which were negotiated at arm’s-length with Triumph and involve prevailing market prices. As a result, the Board of Directors concluded that this relationship did not impair Mr. Kornblatt’s independence and that he also is independent under applicable Nasdaq rules. Mr. Ayers was President and Chief Executive Officer of WireCo WorldGroup, Inc., which produces wire rope for industrial usage and is sold under various brand names. Some of the product produced by WireCo WorldGroup could be purchased by the Company, however the wire rope products purchased by the Company are purchased from third parties in the normal course of business and the Company would not know the identity of the actual producers of the product. The Board of Directors determined that Mr. Ayers’ relationship was immaterial because of the relatively small amount of purchases of this product and the inability to determine the identity of the actual producer, as well as the fact that Mr. Ayers is no longer an officer of WireCo WorldGroup and did not and will not receive any direct benefits from WireCo WorldGroup’s ordinary course business transactions that may have ultimately involved the Company or that will involve the Company. All of the Company’s wire rope transactions are with third parties and are negotiated at arm’s-length with the third parties and involve prevailing market prices. As a result, the Board of Directors concluded that this relationship did not impair Mr. Ayers’ independence and that he also is independent under applicable Nasdaq rules.

As part of regular meetings, the Board of Directors oversees the executive officers’ management of risks relevant to the Company. While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors has delegated responsibility related to certain risks to the Audit Committee and the Compensation Committee. The Audit Committee is responsible for overseeing management of risks related to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent accountants and the performance of the Company’s internal audit function. The Compensation Committee is responsible for overseeing management of risks related to compensation of the Company’s executive officers and the Company’s equity-based and certain other compensation plans. The full Board of Directors regularly reviews reports from management on various aspects of the Company’s business, including related risks, tactics and strategies for addressing them.

Board Leadership Structure

The Board of Directors believes that Mr. Oates’s combined role of Chairman and Chief Executive Officer is in the best interests of the Company and its stockholders and that Mr. Oates is the individual best situated to serve as Chairman because of his detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company, his familiarity with the Company’s business and industry and his ability to identify strategic priorities essential to the future success of the Company. The Board believes that this structure provides for clear leadership responsibility and accountability, while still providing for effective corporate governance and oversight by a Board of Directors with an independent Lead Director.

Mr. Toledano serves as the Board’s Lead Director. Mr. Toledano’s responsibilities as Lead Director include the following:

•	preside at all meetings of the Board of Directors at which the Chairman is not present, including meetings of independent directors held in executive session;

•	have the authority to call meetings of the independent directors when deemed appropriate;

•	serve as a liaison between the Chairman and the independent directors;

•	consult with the Chairman on agendas and schedules for Board and committee meetings; and

•	facilitate communication between the Board of Directors and the Company’s senior management.

The Lead Director assures that appropriate independence is brought to bear on important Board and governance matters. In addition, there is strong leadership vested in and exercised by the independent committee chairs, and each director may request inclusion of specific items on the agendas for Board and committee meetings.

Considering all of the above, the Board of Directors believes a combination of the Chairman and Chief Executive Officer functions is the best Board leadership structure and is in the best interests of the Company and its stockholders at this time.

Committees of the Board of Directors

The standing committees of the Board of Directors are the Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board of Directors has determined that each member of each of these committees meets the independence standards under applicable Nasdaq rules. The Board of Directors has adopted a written charter for each of the standing committees. A current copy of the charter for each of these committees is available on the Company’s website at www.univstainless.com.

The Audit Committee currently consists of Mr. Kornblatt as Chairman and Messrs. Ayers, Dunn and Toledano. The Audit Committee reviews the scope and timing of services of Universal Stainless’ independent registered public accountants. The Audit Committee reports on Universal Stainless’ financial statements following completion of the independent registered public accountants’ audit, and Universal Stainless’ policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee appoints the independent registered public accountants for the ensuing year, and the Chairman of the Audit Committee conducts reviews of the financial reports with management of the Company and the Company’s independent registered public accountants. The Audit Committee has the opportunity to meet in executive session with the Company’s independent registered public accountants at each regularly scheduled Audit Committee meeting. The Board of Directors also has delegated to the Audit Committee responsibility for reviewing and approving related party transactions, which the Company defines as those required to be disclosed by applicable regulations of the SEC, as those regulations may be amended or modified from time to time. While the Audit Committee has no written policies for the review and approval of related party transactions, the Audit Committee will analyze any proposed related party transactions against reasonable business practices.

The Compensation Committee currently consists of Mr. Ayers as Chairman, and Messrs. Dunn, Kornblatt and Toledano. The Compensation Committee reviews and authorizes the compensation and benefits of all officers of Universal Stainless, reviews general policy matters relating to compensation and benefits of employees of Universal Stainless, and administers the Company’s equity compensation plans.

The Nominating and Governance Committee currently consists of Mr. Dunn as Chairman, and Messrs. Ayers, Kornblatt and Toledano. The Nominating and Governance Committee recommends candidates to be nominated by the Board of Directors for election by the stockholders to serve on the Board of Directors and creates and maintains the overall corporate governance policies for the Company.

The Nominating and Governance Committee will consider candidates proposed by the stockholders of the Company, taking into consideration the needs of the Board of Directors and the candidate’s qualifications. While we do not have a formal diversity policy, in order to find the most valuable talent available to meet these criteria, the Board of Directors generally considers candidates’ diversity in geographic origin, background and professional experience. Our goal is to include board members with the skills and characteristics that, taken together, will facilitate a strong and effective Board of Directors. The Nominating and Governance Committee considers the particular experience, attributes, reputation and qualifications of directors standing for re-election and potential nominees for election, as well as the needs of our board of directors as a whole and its individual committees. The Nominating and Governance Committee’s evaluation process does not vary based on whether the candidate is recommended by a stockholder.

To have a candidate considered by the Nominating and Governance Committee and the Board of Directors, a stockholder must submit the recommendation in writing to the Company’s Secretary at the address given on the first page of this Proxy Statement and must fully comply with Section 15 of Article III of the Company’s Second Amended and Restated Bylaws, including by providing all of the information described in that section.

Advance written notice of a proposed nomination by a stockholder must be received by the Company’s Secretary by certified mail at the principal executive offices of the Company no later than (i) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days prior to the anniversary of the previous year’s annual meeting of stockholders, or (ii) with respect to an election of directors to be held at a special meeting of stockholders or at an annual meeting that is held more than 70 days prior to the anniversary of the previous year’s annual meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to the stockholders.

Director Compensation

Members of the Board of Directors of Universal Stainless who are employed by Universal Stainless presently receive no additional remuneration for acting as directors. Universal Stainless compensates its non-employee directors at the rate of $25,000 per year, plus $3,750 for each regular quarterly meeting of the Board of Directors attended. In addition, Universal Stainless reimburses directors for reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board of Directors and committee meetings. Each non-employee director is further entitled to compensation of $750 for attending each meeting held in addition to the regularly scheduled quarterly meetings as referenced above, up to a maximum annual payment of $10,000 for compensation relating to non-scheduled meetings. In 2016, the non-employee directors elected to take a portion of their compensation in the Company’s common stock at a 10% discount, provided that the director agreed to hold the stock for one year.

The members of the Board of Directors of Universal Stainless who also serve as members of the Audit Committee or Compensation Committee receive $1,000 for each regularly scheduled Audit Committee or Compensation Committee meeting attended. Two regularly scheduled Audit Committee meetings typically are held in the first quarter of the year, and one meeting typically is held in each of the remaining quarters of the year. Four regularly scheduled Compensation Committee meetings ordinarily are held during the year.

Certain members of the Board of Directors of Universal Stainless are also eligible for the grant of options under the Company’s Omnibus Incentive Plan. “Eligible Directors” are directors who are not employees of Universal Stainless and do not own in excess of 5% of the Company’s outstanding common stock. Eligible Directors are granted options to purchase 10,000 shares per year of common stock in four equal installments of 2,500 shares. The installments are granted on May 31, August 31, November 30 and February 28 of each year. The per share exercise price is equal to the closing price of a share of the Company’s common stock on The Nasdaq Global Select Market for the trading day immediately preceding the date of the grant. Options granted to Eligible Directors vest in three installments beginning on the first anniversary of the grant date, at which time 33% of the options representing whole shares will vest. On the second anniversary of the grant date, an additional 33% of the options representing whole shares will vest, and the remainder of the options will vest on the third anniversary of the grant date. Options granted to Eligible Directors will expire on the 10th anniversary of the grant date. All of the current directors who are not employees of Universal Stainless are Eligible Directors.

If an Eligible Director ceases to serve as a director of Universal Stainless, the options that were previously granted to that director and that are vested as of the date of such cessation may be exercised by the director after the date that the director ceases to be a director of Universal Stainless and until the expiration date of such options. If an Eligible Director ceases to serve as a director of the Company or its subsidiaries due to the Company’s mandatory retirement policy for directors, the options that were previously granted to that Eligible Director will continue to vest as specified in the grant and may be exercised by the Eligible Director after the date such Eligible Director ceases to be a director of the Company or its subsidiaries and until the expiration date of such options. If an Eligible Director ceases to serve as a director of the Company or its subsidiaries and has had ten years of service with the Company as a Director or as an employee, the options that were granted subsequent to February 2, 2013 to that Eligible Director will continue to vest as specified in the grant and may be exercised by the Eligible Director after the date such Eligible Director ceases to be a director of the Company or its subsidiaries and until the expiration date of such options. If an Eligible Director dies while a director of Universal Stainless, the options that have been previously granted to that director and that are vested as of the date of his or her death may be exercised by the administrator of the director’s estate, or by the person to whom those options are transferred by will or the laws of descent and distribution. Except as described above, unvested options will expire on the date an Eligible Director ceases to serve as a director of Universal Stainless. In no event, however, may any option be exercised after the expiration date of such option.

2016 Non-employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards (2) ($)	Option Awards ($)(3)	Total ($)
Christopher L. Ayers	49,745	361	56,850	106,956
Douglas M. Dunn	49,745	361	56,850	106,956
M. David Kornblatt	49,745	361	56,850	106,956
Udi Toledano	49,745	361	56,850	106,956

(1)	In 2016, each current non-employee director of the Company received 285 shares of the Company’s common stock in lieu of his annual fees.

(2)	Includes the incremental value of the shares of the Company’s common stock received by each non-employee director in lieu of his annual fees for 2016.

(3)	Amounts in this column reflect the full grant date fair values of awards granted during the fiscal year, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Compensation—Stock Compensation. The assumptions made in calculating the grant date fair value of the option awards are set forth in Note 8 to the Company’s audited financial statements for the year ended December 31, 2016, which are located in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016. As of December 31, 2016, each current non-employee director of the Company had the following number of option awards outstanding: Mr. Ayers 72,500, Mr. Dunn 100,000, Mr. Kornblatt 87,500 and Mr. Toledano 100,000.

Stock Ownership Guidelines

Non-employee directors are expected to have direct ownership of at least 5,000 shares of the Company’s common stock prior to five years from the date of their initial election to the Board of Directors. Subject to limited exceptions, until a director reaches the applicable ownership amount, the director may not sell shares of the Company’s common stock without obtaining prior approval of the Board of Directors. The Board of Directors has determined that each director has achieved the applicable ownership amount to be in compliance with the guidelines.

Mandatory Retirement Policy

The Board of Directors has adopted a mandatory retirement policy with respect to the Company’s directors. Under the policy, directors who attain the age of 75 prior to an annual meeting of the Company’s stockholders are not eligible to be nominated for re-election to the Company’s Board of Directors at that annual meeting.

Stockholder Communications with Directors

The Board of Directors has approved a process for stockholders to communicate with its members. Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board of Directors as a whole, to a particular director, to the non-employee directors as a group or any other group of directors or committee of the Board, in care of Paul A. McGrath, Secretary, Universal Stainless & Alloy Products, Inc. at the address given on the first page of this Proxy Statement. Unless the communication is primarily commercial in nature or pertains to a topic that is irrelevant or improper for director consideration, the Secretary will forward the communication to the director or directors to whom it is addressed. Any communication involving solely a request for information about the Company, such as an inquiry about stock-related matters, may be handled directly by the Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of common stock of Universal Stainless, as of March 23, 2017, except as noted below, by (i) each stockholder known to Universal Stainless to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of Universal Stainless, (iii) each of the named executive officers of Universal Stainless and (iv) all directors and executive officers as a group. As of March 23, 2017, there were 7,508,154 shares of the Company’s common stock issued and outstanding. In each case, except as otherwise indicated in the footnotes to the table, the number of shares shown in the second column are owned directly by the entities, individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations. Inclusion in the table of shares not owned directly by a director or executive officer does not constitute an admission that such shares are beneficially owned by the director or executive officer for any other purpose.

	BENEFICIAL OWNERSHIP(1)
Name	Number of Shares	Percent of Total
RBC Global Asset Management (U.S.) Inc.(2)	966,082	12.9%
Pennant Capital Management, LLC(3)	682,194	9.1%
Dimensional Fund Advisors LP(4)	494,320	6.6%
Ameriprise Financial, Inc.(5)	401,328	5.3%
Minerva Advisors LLC(6)	388,162	5.2%
Christopher L. Ayers(7)(8)	74,544	1.0%
Dennis M. Oates(7)(9)	232,710	3.0%
Douglas M. Dunn(7)(8)	169,544	2.2%
M. David Kornblatt(7)(8)	91,544	1.2%
Udi Toledano(7)(8)(10)	166,344	2.2%
Christopher M. Zimmer(7)(9)	89,725	1.2%
Larry J. Pollock(7)(9)	48,720	*
Ross C. Wilkin(7)(9)	44,474	*
Graham McIntosh(7)(9)	39,260	*
All Executive Officers and Directors as a Group (nine persons)(11)	956,865	11.6%

*	Less than 1%.

(1)	For purposes of this table, “beneficial ownership” is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Address is: 50 South Sixth Street, Suite 2350, Minneapolis, MN 55402. The information provided is based solely on a Schedule 13G/A filed by RBC Global Management (U.S.) Inc. on February 10, 2017. RBC Global Asset Management (U.S.) Inc. is reported therein as having shared voting power over 857,041 shares and shared dispositive power over 966,082 shares.

(3)	Address is: One DeForest Avenue, Suite 200, Summit, NJ 07901. The information provided is based solely on a Schedule 13/A filed by Pennant Capital Management, LLC on February 14, 2017. Each of Alan Fournier, Pennant Capital Management, LLC and Pennant Master Fund, L.P. are reported therein as having shared voting power and shared dispositive power over 682,194 shares.

(4)	Address is: Building One, 6300 Bee Cave Road, Austin, TX 78746. The information provided is based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 9, 2017.

(5)	Address is: 145 Ameriprise Financial Center, Minneapolis, MN 55474. The information provided is based solely on a Schedule 13G/A filed by Ameriprise Financial, Inc. on February 6, 2017. Each of Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC are reported therein as having shared voting power and shared dispositive power over 401,328 shares.

(6)

Address is: 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004. The information provided is based solely on a Schedule 13G/A filed by Minerva Advisors LLC on February 3, 2017. Each of Minerva Advisors LLC, Minerva

Group, LP, Minerva GP, LP, Minerva GP, Inc. and David P. Cohen are reported therein as having sole voting power and sole dispositive power over 239,265 shares, and each of Minerva Advisors LLC and David P. Cohen are reported therein as having shared voting power and shared dispositive power over 148,897 shares.

(7)	Address is: c/o Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, PA 15017.

(8)	Includes options to purchase 57,400, 82,400, 72,400 and 82,400 shares of common stock for Messrs. Ayers, Dunn, Kornblatt and Toledano, respectively, which have vested or will vest within 60 days of the date of this proxy statement.

(9)	Includes options to purchase 119,125, 44,375, 9,375, 5,625 and 4,375 of common stock for Messrs. Oates, Zimmer, Pollock, Wilkin and McIntosh, respectively, which have vested or will vest within 60 days of the date of this proxy statement.

(10)	Includes shares of common stock of Universal Stainless owned by Mr. Toledano’s wife, adult son and daughter, with respect to all, Mr. Toledano disclaims any beneficial ownership.

(11)	Includes options of all the current directors and named executive officers of the Company to purchase an aggregate of 713,350 shares of common stock which have vested or will vest within 60 days of the date of this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objective

The Company’s Compensation Committee is responsible for establishing and administering the Company’s policies governing the compensation of its executive officers, who are appointed by the Company’s Board of Directors. The Compensation Committee is composed entirely of non-employee directors. The primary objective of the Company’s executive compensation program is to attract, motivate and retain the executive talent needed to achieve the Company’s business strategies and long-range plans and to optimize stockholder value in a competitive environment.

The Compensation Committee employs the following principles to provide an overall framework for the compensation of the Company’s executive officers:

•	reward outstanding performance;

•	motivate executive officers to perform to the fullest of their abilities;

•	tie a significant portion of executives’ total compensation to the Company’s annual and long-term financial performance and the creation of stockholder value;

•	encourage executives to manage from the perspective of stockholders as a result of their equity stakes in the Company;

•	offer compensation opportunities that attract and motivate the best talent; and

•	retain those with the leadership abilities and skills necessary for building long-term stockholder value.

Compensation Categories

The Compensation Committee considers all elements of compensation when determining total compensation and the individual components of total compensation. The Compensation Committee allocates total compensation between that being paid currently and long-term compensation, cash and non-cash compensation and equity and other forms of non-cash compensation. The Compensation Committee believes that each of these compensation categories provides incentives and rewards to address different elements of the compensation program’s objective, and when considered together serve to achieve the company’s overall compensation objectives.

The Compensation Committee examines each of the compensation principles to determine the basis for allocating compensation to each different form of award. For example, the Compensation Committee examines the relationship of the award to the achievement of the Company’s long-term goals, management’s exposure to downside equity performance risk and the analysis of the cost to the Company versus expected benefit to the executive. As part of this analysis, the Compensation Committee believes that a meaningful portion of each executive’s compensation should be placed at-risk and linked to the accomplishment of results that are expected to lead to the creation of value for the Company’s stockholders from both the short-term and long-term perspectives.

The Compensation Committee recognizes that currently paid cash compensation provides the Company’s executives with short-term rewards for success in achieving individual and Company performance goals. Currently paid cash consideration includes base salary and annual cash incentive compensation. The Compensation Committee believes that providing executives with competitive currently paid cash consideration is a central element of attracting, retaining and motivating high quality executives.

The Compensation Committee believes that currently paid non-cash compensation in the form of limited and reasonable perquisites provides the Company’s executives with similar benefits as currently paid cash compensation. Items of currently paid non-cash compensation for certain named executive officers include a Company provided vehicle or car allowance, Company-sponsored health insurance and other non-cash benefits.

The Compensation Committee believes that long-term compensation is best provided by stock awards to management, which ties a significant portion of management’s compensation to the Company’s long-term performance and success. Equity compensation items such as stock options and the Company’s employee stock purchase program align the executives’ compensation potential with the performance of the Company and the creation of value for our stockholders.

Evaluation of Stockholder “Say on Pay” Vote Results

When establishing or modifying the Company’s compensation programs and arrangements for 2016 and its ongoing compensation philosophies and practices, the Committee took into account the results of the stockholder advisory vote on executive compensation, or “say on pay” vote, which occurred at our annual meeting in 2016. In that vote, approximately 99.7% of the votes cast approved our compensation programs and policies. The Committee believes that the strong support from our stockholders for the say on pay vote is evidence that the Company’s stockholders overall believe that our pay-for-performance policies are working and that those policies are aligned with our stockholders’ interests.

Compensation Elements

Our executive compensation program consists primarily of the following elements:

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the 2016 base salaries of the executive officers other than the Chief Executive Officer, the Compensation Committee and our Chief Executive Officer considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the historical base salary of the individual, the terms of the individual’s employment agreement and the recommendations from the Chief Executive Officer. The Compensation Committee considered these same factors in establishing the base salary of the Chief Executive Officer, as well as additional factors such as the Chief Executive Officer’s industry experience and profile. In addition, the Compensation Committee considered competitive market practices with respect to these salaries based on the Compensation Committee members’ knowledge of the market and publicly-available data on certain competitor companies provided by management, although it did not set base salaries according to specific benchmarking standards.

The salaries of the executive officers are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities, and modified for merit, the general performance of the Company, the executive’s success in meeting or exceeding individual performance objectives and if significant corporate goals were achieved. If necessary, the Compensation Committee also reviews base salaries with market levels for the same positions in the companies of similar size to the Company represented in the compensation data it reviews. The terms of the employment agreements with the executive officers are also considered in the annual salary review process. In addition, the Compensation Committee also evaluates the performance of the Company and general market conditions.

Annual Incentive Compensation

In 2016, the Compensation Committee utilized a variable incentive compensation plan that aligns the compensation with the performance expectations of the Board of Directors to motivate and reward executive officers and senior management for the achievement of Company performance metrics. The performance metrics are tied to the annual budget except that in 2016, due to the market conditions, the Compensation Committee elected to set certain metrics, as defined below, for the second half of the year. The budget plan for a given fiscal year is developed at the business unit and corporate levels and is then reviewed and approved by our Board of Directors. Each of the executive officers and senior management are eligible for variable incentive compensation expressed as a percentage of their individual base salary. Performance criteria under the Company’s variable incentive compensation plan are adjusted to eliminate the effects of accounting changes, unplanned acquisitions and other unforeseen changes that have an effect on the performance measurements. The Company’s variable incentive compensation plan also allows the Chief Executive Officer to recommend, and the Compensation Committee to award, additional discretionary bonuses to employees, including executive officers, based on outstanding individual performance.

In order to align the incentive with the interests of the shareholders, the variable compensation plan is tied to metrics for Earnings per Share (EPS) and Return on Net Assets (RONA). The Compensation Committee considers EPS to be a fair measure of management’s performance and RONA to be a fair measurement of longer-term management of the Company’s assets. Recognizing that customer retention and growth is important to the long-term performance of the Company, another targeted goal is established for On Time Performance (OTP) based on the importance that OTP has in retaining and acquiring new customers. An additional targeted goal is that of Safety Performance, realizing that the safety of the employees is of utmost importance and having the Safety Performance as part of the metrics will promote a safe culture throughout the Company.

For the Chief Executive Officer, the annual variable compensation metrics include threshold metrics which equal 50% of his annual base salary, target metrics which equal 100% of his annual base salary and maximum metrics which in the aggregate amount to annual variable compensation equal to 145% his annual base salary. The other executive officers have annual variable compensation threshold metrics of 33% of their annual base salary and target metrics of 67% of their annual base salaries, with maximum metrics which in the aggregate amount to annual variable compensation equal to 97% of their annual base salaries. Senior management employees have variable compensation thresholds, targets and maximums that are set by the Chief Executive Officer, with the approval of the Compensation Committee.

The variable compensation plan for 2016 consisted of four weighted components, each with separate metrics for threshold, target and maximum values and a fifth metric based on the individual achieving certain goal with the compensation potential of 10% of the total target amount. In 2016 the EPS and RONA metrics were established for the second half of the year and the weighting was adjusted to one half the annual value. The components, metrics and weighting are as follows:

Component	Threshold	Target	Maximum	Weight
Earnings per Share	$0.10	$0.25	$0.40	22.5%
Return on Net Assets	.5%	1.5%	2.5%	10%
On Time Performance	80%	85%	90%	20%
Safety Performance (OSHA Recordables)	6.7	5.7	4.7	5%
Individual Performance				10%

For 2016, management exceeded the target level of Safety and OTP, while falling short of the EPS and RONA threshold. The executive officers and other management employees did receive compensation for individual performance. The amounts payable to each of the named executive officers under the variable incentive compensation plan for 2016 are reflected in the Summary Compensation Table. Historically the Company used the variable incentive compensation plan as an opportunity to pay the executive officers a cash bonus in order to align the compensation of executive officers with the performance expectations of the Board of Directors and to motivate and reward such officers for their respective roles in the Company’s achievement of certain performance metrics. The Company has offered each executive officer who participated in the variable incentive compensation plan in 2016 the opportunity to receive payment of all or any portion of the amount earned by such individual pursuant to the plan for 2016, as designated by such individual, in shares of the Company’s common stock, in lieu of a cash payment, with the number of shares determined based on (i) the amount of the award under the variable incentive compensation plan otherwise payable to such individual in cash elected by such individual to be paid in common stock, as adjusted to reflect a 10% discount to such amount elected by the Participant to be received in common stock, and (ii) the closing price for the common stock on March 3, 2016. The executive officers who elected to receive payment in shares of common stock of all or any portion of the amount earned by such individual pursuant to the variable incentive compensation plan for 2016 agreed to not trade such stock for one year from the grant date.

Omnibus Incentive Plan

The purpose of the Company’s Omnibus Incentive Plan is to provide long-term additional incentives for the Company’s directors and key employees to further the growth, development and financial success of the Company and its subsidiaries by allowing them to personally benefit through the ownership of the Company’s common stock. The Board of Directors also believes that the Omnibus Incentive Plan enables the Company to obtain and retain the services of the directors and key employees who are considered essential to the Company’s long-range success by offering them an opportunity to own shares of the Company’s common stock.

The number and mix of equity incentive awards granted to an executive officer under the Omnibus Incentive Plan is intended to reward prior performance and increase the potential of retaining the individual. Generally, the Compensation Committee does not consider an executive officer’s equity holdings or previous equity grants in determining the number of equity incentive awards to be granted. The Compensation Committee believes that the Company’s executive officers should be fairly compensated each year relative to market pay levels and relative to the Company’s other executive officers and their level of responsibility. Moreover, the Compensation Committee believes that the Company’s long-term incentive compensation program furthers the Company’s emphasis on a positive correlation between compensation and performance.

The Compensation Committee is the plan administrator for the Omnibus Incentive Plan. In prior years, the Compensation Committee granted annual stock option awards to executive officers, with the exercise price of the grant being the closing price of the Company’s common stock on The Nasdaq Global Select Market on the trading day immediately preceding the date of grant. This practice was consistent, and no grants were coordinated with the public release of non-public material information. In 2012, the Committee also began granting shares of restricted stock in order to provide a mix of outstanding executive equity awards that would reward long-term stability and growth in stock value. No shares of restricted stock were granted in 2016. In 2016, the Committee began granting restricted stock units in order to provide an additional mix of outstanding executive equity awards that would reward long-term stability and growth in stock value.

The equity awards made in 2016 are reflected in the Summary Compensation Table below. Generally, grants of stock options are made on the basis of level of responsibility, continued service to the Company and performance. The stock options generally vest over four years, with one-fourth vesting on each of the first four anniversary dates of the grant, contingent upon the executive officer’s continued employment with the Company, with vesting subject to acceleration in limited circumstances. Stock options granted under the Omnibus Incentive Plan have a maximum life of 10 years and an exercise price equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of grant.

Retirement Plans

The Company maintains a 401(k) retirement plan for its hourly and salaried employees. Pursuant to the plan, participants may elect to make pre-tax and after-tax contributions to the plan, subject to certain limitations imposed under the plan and the Internal Revenue Code of 1986, as amended. In addition, the Company is required to make periodic contributions to the plans based on service, except as described below.

The Company also participates in the Steelworkers Pension Trust (the “Trust”), a multi-employer defined benefit pension plan that is open to all hourly and salaried employees associated with the Bridgeville facility, which includes each of the named executive officers. The Company makes periodic contributions to the Trust based on hours worked at a fixed rate for each hourly employee and a fixed monthly contribution on behalf of each salaried employee. The Company also makes a monthly contribution to the 401(k) retirement plan on behalf of each salaried employee. The amount of the contribution will be dependent upon each salaried employee’s contribution to the 401(k) retirement plan. The hourly and salaried employees may continue to make their own contributions to the 401(k) retirement plan.

Employee Stock Purchase Plan

Under the 1996 Employee Stock Purchase Plan, (the “Purchase Plan”), the Company is authorized to issue up to 300,000 shares of common stock to its full-time employees, nearly all of whom are eligible to participate. Under the terms of the Purchase Plan, employees can choose as of January 1 and July 1 of each year to have up to 10% of their total earnings withheld to purchase up to 100 shares of the Company’s common stock each six-month period. The purchase price of the stock is 85% of the lower of its beginning-of-the-period or end-of-the-period market prices.

Executive Severance Arrangements

The Company provides certain severance benefits to its executive officers. These benefits help the Company to attract and retain an appropriate caliber of talent for its senior officer positions. With respect to executive officers, these severance benefits in part are intended to reflect the fact that it may be difficult for these employees to find comparable employment within a short period of time. The Company believes that its severance benefits are consistent with the level of benefits necessary to attract and retain the executive officers. The severance benefits are provided in connection with employment agreements entered into with the executive officer and are more fully described below under “Executive Severance Benefits and Potential Payments Upon Change of Control.”

Other Benefits and Perquisites

The Company provides the opportunity for its executive officers to receive certain perquisites and general health and welfare benefits. The Company offers these benefits to provide an additional incentive for its executives, to remain competitive in the general marketplace for executive talent and to enable its executives to better focus on their performance.

The Company has or may provide the following personal benefits and perquisites to its executive officers:

•	eligibility to participate in the Company’s health, dental, vision, disability and life insurance programs;

•	a Company-provided vehicle or car allowance, along with the reimbursement of expenses related to operating, maintaining and insuring the vehicle;

•	select club memberships; and

•	in certain circumstances, the reimbursement of relocation expenses.

Stock Ownership Guidelines

The Board of Directors has implemented stock ownership guidelines for the Company’s executive officers. The executive officers are expected to reach the applicable ownership amounts prior to five years from the date of their appointment or the designation by the Board of Directors causing the individual to become subject to the guidelines, whichever is later. The Chief Executive Officer is expected to acquire and hold 48,000 shares of the Company’s common stock, at least 12,000 of which are to be directly owned and the balance of which may be beneficially owned in the form of stock options or other equity awards. The Chief Financial Officer and other executive officers are expected to acquire and hold 16,000 shares of common stock, at least 4,000 of which are to be directly owned and the balance of which similarly may be beneficially owned. Subject to limited exceptions, until any person subject to the guidelines reaches the applicable ownership amounts, the person may not sell shares of the Company’s common stock without obtaining prior approval of the Board of Directors. The Board of

Directors has determined that each executive officer subject to the stock ownership guidelines has achieved the applicable ownership amounts to be in compliance with the guidelines. The Board of Directors will continue to monitor best practices and review the stock ownership guidelines to determine if adjustments to the guidelines are warranted.

Internal Revenue Code Section 162(m) Deductibility Limit

Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to the Company’s named executive officers other than the Chief Financial Officer that is deductible with respect to the Company’s corporate taxes is limited to $1.0 million annually, except for qualified performance-based compensation. It is the current policy of the Compensation Committee to maximize long-term stockholder value, which can be impacted by the Company’s ability to obtain a corporate tax deduction for compensation paid to the Company’s executive officers. So, to the extent consistent with the best interests of the Company and its stockholders, the Compensation Committee attempts to preserve this corporate tax deduction. However, in certain circumstances, the Committee may determine that it is in the best interests of the Company and its stockholders to provide compensation to the Company’s executive officers that is in excess of the deduction limits.

Risk Assessment

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our compensation programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, the metrics that determine payouts for our executive officers are challenging company-wide metrics, which means executives will receive incentive compensation only when the Company meets or exceeds such performance metrics. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and our stockholders. Finally, the multi-year vesting of our equity awards and our stock ownership guidelines properly account for the time horizon of risk. As a result, we do not believe that our compensation policies create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee administers the Company’s executive compensation programs and policies. The Compensation Committee consists of Messrs. Ayers, Dunn, Kornblatt and Toledano, with Mr. Ayers serving as the chairman of the committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Compensation Committee

Christopher L. Ayers, Chairman

Douglas M. Dunn

M. David Kornblatt

Udi Toledano

EXECUTIVE COMPENSATION

The table below summarizes the compensation earned by the individuals, including the Chief Executive Officer and the Chief Financial Officer, who were our named executive officers for 2016, in accordance with SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Dennis M. Oates,	2016	411,256	545,750	106,730	160,843	2,080	16,372	1,243,031
Chairman, President & Chief Executive Officer	2015	392,829		128,000	72,961	2,002	15,310	611,102
	2014	386,860		223,590	382,695	1,976	14,940	1,010,061

Christopher M. Zimmer,	2016	249,508	191,750	36,945	63,687	2,080	16,522	560,492
Executive Vice President, Chief Commercial Officer	2015	237,033		48,000	29,304	2,002	15,640	331,979
	2014	224,346		115,650	148,121	1,976	15,240	505,333

Larry J. Pollock,(6)	2016	235,308	191,750	36,945	60,100	2,080	1,880	528,063
Executive Vice President Manufacturing	2015	137,115		221,250	75,833	1,179	100,600	535,977

Ross C. Wilkin,(7)	2016	235,308	191,750	36,945	60,766	2,080	1,880	528,729
Vice President of Finance, Chief Financial Officer and Treasurer	2015	84,039		165,750	76,110	685	360	326,944

Graham McIntosh,(8)	2016	212,908	191,750	36,945	54,344	2,080	1,793	499,820
Vice President of Technology, Chief Technology Officer

(1)	Amounts in the Stock Awards column represent the full grant date fair values of RSUs granted during the fiscal year, determined in accordance with FASB ASC Topic 718.

(2)	Amounts in this column reflect the full grant date fair values of option awards granted during the fiscal year, determined in accordance with FASB ASC Topic 718. The assumptions made in calculating the grant date fair value of the option awards are set forth in Note 8 to the Company’s audited financial statements for the year ended December 31, 2016, which are located in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016.

(3)	Amounts in the Non-Equity Incentive Plan Compensation column represent cash awards under the variable incentive compensation plan as well as the incremental value of the discounted stock purchased under the variable incentive compensation plan, which is described in the Compensation Discussion and Analysis of this Proxy Statement under “Annual Incentive Compensation”.

(4)	Amounts in this column reflect the change in the value of the executive officer’s benefits under the Trust, a multi-employer pension plan sponsored by the United Steelworkers, based on the annual contribution to the Trust that the Company was required to pay to fund the executive’s benefit accrued under the Trust for each year.

(5)	Reflects amounts payable to or on behalf of the respective executive for the following: Company contributions to the 401(k) Plan. In addition, the 2016 amount includes (i) $6,800 membership fees for Messrs. Oates and Zimmer to the Southpointe Golf Club (ii) $5,745 for an individual life insurance policy and $1,326 for personal use of a company vehicle for Mr. Oates and (iii) a $7,800 automobile allowance for Mr. Zimmer.

(6)	Mr. Pollock was appointed Executive Vice President, Chief Manufacturing Officer of the Company effective May 11, 2015.

(7)	Mr. Wilkin was appointed Vice President of Finance, Chief Financial Officer and Treasurer of the Company effective August 3, 2015.

(8)	Mr. McIntosh was not a named executive officer prior to 2016.

2016 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Dennis M. Oates		$138,980	$277,959	$396,349
	12/22/16					13,000	14.75	106,730
	12/22/16				37,000			545,750

Christopher M. Zimmer		$56,194	$112,388	$160,257
	12/22/16					4,500	14.75	36,945
	12/22/16				13,000			191,750

Larry J. Pollock		$53,030	$106,059	$151,233
	12/22/16					4,500	14.75	36,945
	12/22/16				13,000			191,750

Ross C. Wilkin		$53,030	$106,059	$151,233
	12/22/16					4,500	14.75	36,945
	12/22/16				13,000			191,750

Graham McIntosh		$47,951	$95,902	$136,749
	12/22/16					4,500	14.75	36,945
	12/22/16				13,000			191,750

(1)	Reflects awards opportunities for 2016 under the Company’s variable incentive compensation plan, which is more fully described in the Compensation Discussion and Analysis of this Proxy Statement under “Annual Incentive Compensation”. Note that for 2016 the weighting for the EPS and RONA metrics were adjusted for the second half of the year only.

(2)	The Restricted Stock Units reflected in this table are scheduled to vest as follows: for Mr. Oates, 15,000 will vest on the second anniversary of the grant date and 22,000 will vest on the fourth anniversary; and for Messrs. Zimmer, Pollock, Wilkin and McIntosh, 5,000 will vest on the second anniversary of the grant date and 8,000 will vest on the fourth anniversary.

(3)	The option awards reflected in this table are scheduled to vest in four equal installments on the first four anniversaries of the grant date.

(4)	The assumptions made in calculating the grant date fair value with respect to the option awards are set forth in Note 9 to the Company’s audited financial statements for the year ended December 31, 2016, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Dennis M. Oates	119,125	38,375	(1)	—	2,500 @ 31.95	11/30/2017	37,000	499,870
					50,000 @ 34.80	01/02/2018
					10,000 @ 16.98	10/21/2018
					10,000 @ 18.49	08/31/2019
					12,500 @ 23.07	09/17/2020
					12,500 @ 38.16	12/23/2021
					12,500 @ 32.78	11/11/2023
					14,500 @ 26.14	11/19/2024
					20,000 @ 11.18	11/11/2025
					13,000 @ 14.75	12/22/2026

Christopher M. Zimmer	44,375	15,125	(2)	—	15,000 @ 36.94	04/28/2018	13,000	175,630
					5,000 @ 16.98	10/21/2018
					5,000 @ 18.49	08/31/2019
					5,000 @ 23.07	09/17/2020
					5,000 @ 38.16	12/23/2021
					5,000 @ 32.78	11/11/2023
					7,500 @ 26.14	11/19/2024
					7,500 @ 11.18	11/11/2025
					4,500 @ 14.75	12/22/2026

Larry J. Pollock	5,625	21,375	(3)	—	15,000 @ 19.77	05/11/2025	13,000	175,630
					7,500 @ 11.18	11/11/2025
					4,500 @ 14.75	12/22/2026

Ross C. Wilkin	5,625	21,375	(4)	—	15,000 @ 13.51	08/03/2025	13,000	175,630
					7,500 @ 11.18	11/11/2025
					4,500 @ 14.75	12/22/2026

Graham McIntosh	4,375	12,625	(5)	—	5,000 @ 26.14	11/19/2024	13,000	175,630
					7,500 @ 11.18	11/11/2025
					4,500 @ 14.75	12/22/2026

(1)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 3,125 option shares will vest on November 11, 2017; 3,625 option shares will vest on each of November 19, 2017 and November 19, 2018; 5,000 option shares will vest on each of November 11, 2017, November 11, 2018 and November 11, 2019; and 3,250 option shares will vest on each of December 22, 2017, December 22, 2018, December 22, 2019 and December 22, 2020.

(2)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 1,250 option shares will vest on November 11, 2017; 1,875 option shares will vest on each of November 19, 2017 and November 19, 2018; 1,875 option shares will vest on each of November 11, 2017, November 11, 2018 and November 11, 2019; and 1,125 option shares will vest on each of December 22, 2017, December 22, 2018, December 22, 2019 and December 22, 2020.

(3)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 3,750 option shares will vest on May 11, 2018 and May 11, 2019; 1,875 option shares will vest on each of November 11, 2017, November 11, 2018 and November 11, 2019; and 1,125 option shares will vest on each of December 22, 2017, December 22, 2018, December 22, 2019 and December 22, 2020.

(4)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 3,750 option shares will vest on each of August 3, 2017, August 3, 2018 and August 3, 2019; 1,875 option shares will vest on each of November 11, 2017, November 11, 2018 and November 11, 2019; and 1,125 option shares will vest on each of December 22, 2017, December 22, 2018, December 22, 2019 and December 22, 2020.

(5)	These options will vest and become exercisable as follows, assuming the executive remains employed with the Company as of the applicable vesting date: 1,250 option shares will vest on each of November 19, 2017 and November 19, 2018; 1,875 option shares will vest on each of November 11, 2017, November 11, 2018, and November 11, 2019; and 1,125 option shares will vest on each of December 22, 2017, December 22, 2018, December 22, 2019 and December 22, 2020.

2016 Option Exercises and Stock Vested

No named executive officers exercised options in 2016 and no stock awards held by named executive officers vested during 2016.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dennis M. Oates	Steelworkers Pension Trust	9	17,295	—
Christopher M. Zimmer	Steelworkers Pension Trust	9	16,827	—
Graham McIntosh	Steelworkers Pension Trust	3.4	6,899	—
Larry J. Pollock	Steelworkers Pension Trust	1.5	3,259	—
Ross Wilkin	Steelworkers Pension Trust	1.4	2,764	—

In January 2003, the Company began participating in the Trust, a qualified multi-employer defined benefit pension plan sponsored by the United Steelworkers. Prior to that time, the Company had not provided any form of qualified or nonqualified defined benefit retirement benefits to employees, including the executive officers. For each year of participation in the Trust, the participant is entitled to receive an annual life annuity upon retirement at or following age 65 based on the Company contribution and the benefit rate determined by the Trust administrator. The Company is obligated to make a monthly contribution to the Trust on behalf of each participant. The standard form of distribution under the Trust consists of a single life annuity for unmarried participants and a joint and 50% survivor annuity for married participants. The participant is vested once he obtains five years of credited service.

Employment Agreements with Executive Officers and Employee Directors

In December 2007, Dennis M. Oates entered into an employment agreement with the Company related to his service as President and Chief Executive Officer of the Company. The employment agreement had an initial term which commenced on January 2, 2008 and continued until December 31, 2008, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Oates received an initial annual base salary of $300,000 per year, with the annual base salary being subject to increase by the Board. Mr. Oates also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Oates is eligible for variable compensation targeted at 100% of his annual base salary. If Mr. Oates’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months under the Company’s disability plan. If Mr. Oates’s employment is terminated by the Company without cause or if Mr. Oates resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to 1.5 times his full annual base salary and 18 months of continued health care benefits at no cost to him.

In April 2008, Christopher M. Zimmer entered into an employment agreement with the Company related to his service as Vice President of Sales and Marketing of the Company. The employment agreement had an initial term which commenced on April 21, 2008 and continued until April 31, 2009, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Zimmer received an initial annual base salary of $170,000 per year, with the annual base salary being subject to increase by the Board. Mr. Zimmer also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Zimmer is eligible for variable compensation up to 100% of his base salary. If Mr. Zimmer’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months under the Company’s disability plan. If Mr. Zimmer’s employment is terminated by the Company without cause or if Mr. Zimmer resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to 18 months of his monthly base salary and 18 months of continued health care benefits at no cost to him.

In August 2015, Larry J. Pollock entered into an employment agreement with the Company related to his service as Executive Vice President, Chief Manufacturing Officer of the Company. The employment agreement had an initial term which commenced on May 11, 2015 and continued until May 31, 2016, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Pollock received an initial annual base salary of $230,000 per year, with the annual base salary being subject to increase by the Board. Mr. Pollock also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Pollock is eligible for variable compensation up to 96% of his base salary with a minimum amount of variable compensation for the 2015 calendar year of $75,000. If Mr. Pollock’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months under the Company’s disability plan. If Mr. Pollock’s employment is terminated by the Company without cause or if Mr. Pollock resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to 12 months of his base salary and an equal number of months of continued health care benefits at no cost to him.

In August 2015, Ross C. Wilkin entered into an employment agreement with the Company related to his service as Vice President of Finance, Chief Financial Officer and Treasurer of the Company. The employment agreement had an initial term which commenced on August 3, 2015 and continued until July 31, 2016, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. Wilkin received an initial annual base salary of $230,000 per year, with the annual base salary being subject to increase by the Board. Mr. Wilkin also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Wilkin is eligible for variable compensation up to 96% of his base salary, with a minimum amount of variable compensation for the 2015 calendar year of $75,000. If Mr. Wilkin’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months under the Company’s disability plan. If Mr. Wilkin’s employment is terminated by the Company without cause or if Mr. Wilkin resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to 12 months of his base salary and an equal number of months of continued health care benefits at no cost to him.

In August 2015, Graham McIntosh entered into an employment agreement with the Company related to his service as Vice President of Technology and Chief Technology Officer of the Company. The employment agreement had an initial term which commenced on August 5, 2015 and continued until July 31, 2016, subject to automatic one-year extensions unless either party elects not to extend the term. Under the employment agreement, Mr. McIntosh received an initial annual base salary of $210,000 per year, with the annual base salary being subject to increase by the Board. Mr. McIntosh also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. McIntosh is eligible for variable compensation up to 96% of his base salary. If Mr. McIntosh’s employment is terminated due to disability, he will receive 100% of his monthly salary for one month and then 60% of his monthly salary for the next five months under the Company’s disability plan. If Mr. McIntosh’s employment is terminated by the Company without cause or if Mr. McIntosh resigns for good reason (which includes following a change of control of the Company), he will be entitled to receive a severance payment equal to 12 months of his base salary and an equal number of months of continued health care benefits at no cost to him.

Executive Severance Benefits and Potential Payments Upon Change of Control

As described above, the Company has entered into agreements with our executive officers which will require the Company to provide compensation and benefits to the executive officers in the event of certain terminations of employment and/or a change in control. The compensation and benefits set forth in the tables below with respect to our named executive officers assume that any change in control or termination of employment was effective as of December 31, 2016. This information is based on the Company’s best estimate of the compensation that would be provided to the executive officers upon a change of control or a termination of employment. No additional compensation is provided to executive officers upon a termination of employment by the Company for cause.

Potential Payments upon Termination or Change in Control—Dennis M. Oates

Executive Benefits and Payments Upon Termination	Change in Control ($)	Involuntary Not for Cause or Good Reason Termination (C/C) ($)	Disability ($)	Death ($)
Compensation:
Base Salary	—	630,640	—	—
Stock Award	—	—	—	—
Benefits and Perquisites:
Post-termination Health Care	—	35,316	—	—
Life Insurance Proceeds	—	—	—	1,403,760
Disability Benefits	—	—	161,000	—

Total:	—	665,956	161,000	1,403,760

Potential Payments upon Termination or Change in Control—Christopher M. Zimmer

Executive Benefits and Payments Upon Termination	Change in Control ($)	Involuntary Not for Cause or Good Reason Termination (C/C) ($)	Disability ($)	Death ($)
Compensation:
Base Salary	—	380,225	—	—
Stock Awards	—	—	—	—
Benefits and Perquisites:
Post-termination Health Care	—	34,622	—	—
Life Insurance Proceeds	—	—	—	253,483
Disability Benefits	—	—	97,170	—

Total:	—	414,847	97,170	253,483

Potential Payments upon Termination or Change in Control—Ross C. Wilkin

Executive Benefits and Payments Upon Termination	Change in Control ($)	Involuntary Not for Cause or Good Reason Termination (C/C) ($)	Disability ($)	Death ($)
Compensation:
Base Salary	—	241,500	—	—
Stock Awards	—	—	—	—
Benefits and Perquisites:
Post-termination Health Care	—	23,681	—	—
Life Insurance Proceeds	—	—	—	241,500
Disability Benefits	—	—	80,500	—

Total:	—	265,581	80,500	241,500

Potential Payments upon Termination or Change in Control—Larry J. Pollock

Executive Benefits and Payments Upon Termination	Change in Control ($)	Involuntary Not for Cause or Good Reason Termination (C/C) ($)	Disability ($)	Death ($)
Compensation:
Base Salary	—	241,500	—	—
Stock Awards	—	—	—	—
Benefits and Perquisites:
Post-termination Health Care	—	23,544	—	—
Life Insurance Proceeds	—	—	—	241,500
Disability Benefits	—	—	80,500	—

Total:	—	265,044	80,500	241,500

Potential Payments upon Termination or Change in Control—Graham McIntosh

Executive Benefits and Payments Upon Termination	Change in Control ($)	Involuntary Not for Cause or Good Reason Termination (C/C) ($)	Disability ($)	Death ($)
Compensation:
Base Salary	—	216,300	—	—
Stock Award	—	—	—	—
Benefits and Perquisites:
Post-termination Health Care	—	20,465	—	—
Life Insurance Proceeds	—	—	—	216,300
Disability Benefits	—	—	78,922	—

Total:	—	236,765	78,922	216,300

Additional Information on Employment Agreements and Compensation Plans

The summaries of the employment agreements and equity compensation plans provided above are qualified by reference to the full text of the specific agreement or plan, each of which is an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and is incorporated into this Proxy Statement by reference. Copies of any such agreement or plan also may be obtained by making written request to the Company’s Secretary.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee administers the Company’s executive compensation programs and policies. During 2016, Messrs. Ayers, Dunn, Kornblatt and Toledano, each a non-employee director at the time, served on the Compensation Committee. None of the members of the Compensation Committee (i) served as an officer or employee of the Company during 2016, (ii) ever served as an officer of the Company prior to 2016 or (iii) were engaged in 2016 in any transactions required to be disclosed in this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (“the Committee”) is composed of four members, each of whom have been determined by the Board of Directors to be independent, as defined under applicable Nasdaq listing standards as currently in effect. The Board of Directors has further determined that M. David Kornblatt, the Chairman of the Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Committee operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

The Committee appoints the Company’s independent registered public accountants. The Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal control and external audit processes.

The Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Committee discussed with the independent registered public accountants matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees.”

The Committee also has received the written disclosures and the letter from SD, required by applicable requirements of the Public Company Accounting Oversight Board regarding SD’s communications with the Committee concerning independence, and the Committee has discussed with that firm its independence from the Company.

Based on the foregoing review and discussions and relying thereon, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Audit Committee

M. David Kornblatt, Chairman

Christopher L. Ayers

Douglas M. Dunn

Udi Toledano

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee appointed SD as independent registered public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2016. Representatives of SD are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees and other expenses for professional audit services rendered by SD for the audit of the Company’s annual financial statements for the years ended December 31, 2016 and December 31, 2015, and fees and other expenses for other services rendered by SD during those periods:

	2016	2015
Audit fees	$399,135	$388,717
Audit-related fees	23,730	30,037
Tax fees	—	—
All other fees	—	—

Total	$422,865	$418,754

Audit Fees

Annual audit fees relate to services rendered in connection with the audit of the Company’s consolidated financial statements and internal control over financial reporting and the quarterly reviews of financial statements included in the Company’s Forms 10-Q.

Audit-Related Fees

Audit-related services include fees for benefit plan audits and consultation on accounting standards or transactions.

Tax Fees

Tax services include fees for tax compliance, tax advice and tax planning.

All Other Fees

The Company engaged its independent registered public accountants to review its Conflict Minerals compliance program.

The Audit Committee considered whether the provision of all services described above was compatible with maintaining the auditor’s independence, and has determined such services for fiscal 2016 and 2015 were compatible with maintaining the auditor’s independence. All services described above were pre-approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i) of Regulation S-X promulgated by the SEC.

Policy on Audit and Compliance Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor and pre-approved all of the audit and non-audit services provided by SD in 2016 and 2015. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain officers of Universal Stainless and its directors, and persons who beneficially own more than 10% of any registered class of Universal Stainless’ equity securities, to file reports of ownership in such securities and changes in ownership with the SEC, The Nasdaq Stock Market and Universal Stainless.

Based solely upon Universal Stainless’ review of the reports and representations provided to it by persons required to file reports under Section 16(a), Universal Stainless believes that all of the Section 16(a) filing requirements applicable to Universal Stainless’ reporting officers, directors and greater than 10% beneficial owners during 2016 were properly and timely satisfied. To date in 2017, Universal Stainless believes that all of the Section 16(a) filing requirements were properly and timely satisfied.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the SEC, proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders must be received no later than December 15, 2017 for inclusion in the proxy statement and proxy card for that meeting. The Company’s Second Amended and Restated Bylaws provide that in order for other business to be properly brought before an annual meeting by a stockholder other than pursuant to Rule 14a-8, the stockholder must give timely notice thereof in writing to the Company’s Secretary. For such notice relating to stockholder proposals other than director nominations to be timely with respect to the 2017 Annual Meeting, the notices must be in writing and must be delivered or mailed by certified mail to the Secretary of the Corporation and received at the principal offices of the Corporation, not earlier than January 3, 2018 and not later than February 2, 2018; provided, however, that in the event that the date of the 2018 Annual Meeting is earlier than April 3, 2018 or later than July 2, 2018, notice by the stockholder must be received no earlier than January 3, 2018 and not later than the close of business on the later of February 2, 2018 and, if the first public announcement of the date of such advanced or delayed 2018 Annual Meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of the 2018 Annual Meeting is first made. Advance written notice of a proposed director nomination by a stockholder at the 2018 Annual Meeting must be received by the Secretary by certified mail at the principal executive offices of the Corporation no later than February 2, 2018, or, if the 2018 Annual Meeting is held earlier than February 22, 2018, the close of business on the tenth day following the date on which notice of the 2017 Annual Meeting is first given to the stockholders. If a stockholder presents a proposal at an Annual Meeting, other than through inclusion of such proposal in Universal Stainless’ proxy materials for that meeting, management proxies may use their discretionary voting authority with respect to such proposal to vote any share with respect to which a valid proxy is submitted.

OTHER MATTERS

The Board of Directors and management know of no matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. However, if any other business is properly brought before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto in accordance with their best judgment, insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors,

Paul A. McGrath

Vice President Administration, General Counsel and Secretary

Bridgeville, Pennsylvania

APPENDIX A

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

2017 EQUITY INCENTIVE PLAN

Universal Stainless & Alloy Products, Inc. sets forth below the terms of its 2017 Equity Incentive Plan.

1. PURPOSE

The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, Non-employee Directors, employees, consultants and advisors. The Plan is also intended to motivate Participants to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing Participants with an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other share-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals. Upon becoming effective, the Plan replaces, and no further awards shall be made under, the Prior Plan.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

“Acquiror” shall have the meaning set forth in Section 15.2.1.

“Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control with,” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

“Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Board.

“Award” means a grant under the Plan of an Option, SAR, Restricted Stock, RSU, Other Share-based Award or cash award.

“Award Agreement” means a written agreement between the Company and a Participant, or notice from the Company or an Affiliate to a Participant that evidences and sets out the terms of an Award.

“Board” means the Board of Directors of the Company.

“Cause” shall be defined as that term is defined in the Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Company in its sole discretion and unless otherwise provided in the applicable Award Agreement: (i) the commission of any act by a Participant constituting financial dishonesty against the Company or its Affiliates; (ii) a Participant’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment that would: (a) adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders or other third parties with whom such entity does or might do business or (b) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by a Participant to follow the directives of the chief executive officer of the Company or any of its Affiliates or the Board; or (iv) any material misconduct, violation of the Company’s or Affiliates’ policies or willful and deliberate non-performance of duty by the Participant in connection with the business affairs of the Company or its Affiliates. A Separation from Service for Cause shall be deemed to include a determination by the Company in its sole discretion following a Participant’s Separation from Service that circumstances existing prior to such Separation from Service would have entitled the Company or an Affiliate to have terminated the Participant’s service for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Company, or during any negotiations between the Company and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.

“Change in Control” means, unless otherwise provided in the applicable Award Agreement, the consummation of any of the following events:

(i) during any period of 12 consecutive months, the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or

(ii) a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

(iii) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

(iv) during any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board; “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

Notwithstanding the foregoing, if it is determined that an Award is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control for purposes of the Plan unless the Company is deemed to have undergone a “change in control event” for purposes of Section 409A.

“Code” means the Internal Revenue Code of 1986.

“Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board. The Compensation Committee of the Board may designate a subcommittee of its members to serve as the Committee for purposes of the Plan (to the extent the Board has not designated another person, committee or entity as the Committee for purposes of the Plan). The Board will cause the Committee to satisfy the applicable requirements of any securities exchange on which the Common Stock may then be listed. For purposes of Awards to Covered Employees intended to qualify as Performance-Based Compensation, to the extent required by Section 162(m), Committee means all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m). For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act.

“Company” means Universal Stainless & Alloy Products, Inc., a Delaware corporation.

“Common Stock” means the common stock of the Company.

“Consultant” means a consultant or advisor that provides bona fide services to the Company or any Affiliate and who qualifies as a consultant or advisor under Form S-8.

“Covered Employee” means a Participant who is a “covered employee” within the meaning of Section 162(m) as qualified by Section 12.4.

“Detrimental Conduct” means, as determined by the Company in its sole discretion, the Participant’s serious misconduct or unethical behavior, including any of the following: (i) any violation by the Participant of a restrictive covenant agreement that the Participant has entered into with the Company or an Affiliate (covering, for example, confidentiality, non-competition, non-solicitation, non-disparagement, etc.); (ii) any conduct by the Participant that could result in the Participant’s Separation from Service for Cause; (iii) the commission of a criminal act by the Participant, whether or not performed in the workplace, that subjects, or if generally known would subject, the Company or an Affiliate to public ridicule or embarrassment, or other improper or intentional conduct by the Participant causing reputational harm to the Company, an Affiliate or a client or former client of the Company or an Affiliate; (iv) the Participant’s breach of a fiduciary duty owed to the Company or an Affiliate or a client or former client of the Company or an Affiliate; (v) the Participant’s intentional violation, or grossly negligent disregard, of the Company’s or an Affiliate’s policies, rules or procedures; or (vi) the Participant taking or maintaining trading positions that result in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to the Company or its Affiliates.

“Disability” shall be defined as that term is defined in the Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means, as determined by the Company in its sole discretion and unless otherwise provided in the applicable Award Agreement, the Participant is unable to perform each of the essential duties of the Participant’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s employment, “Disability” means “permanent and total disability” as set forth in Code Section 22(e)(3).

“Effective Date” means May 3, 2017, the date the Plan was approved by the Stockholders.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” of a Share as of a particular date means (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date or (ii) if the Common Stock is not then listed on a national securities exchange, or the value of the Common Stock is not otherwise determinable, such value as determined by the Board.

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

“Grant Date” means the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 or (iii) such other date as may be specified by the Board in the Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“New Shares” shall have the meaning set forth in Section 15.1.

“Non-employee Director” means a member of the Board or the board of directors of an Affiliate, in each case who is not an officer or employee of the Company or any Affiliate.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase one or more Shares pursuant to the Plan.

“Option Price” means the purchase price for each Share subject to an Option.

“Other Share-based Awards” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Shares.

“Participant” means a person who, as a Service Provider, has been granted an Award under the Plan; provided that in the case of the death or Disability of a Participant, the term “Participant” may refer to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee.

“Performance-Based Compensation” means “performance-based compensation” under Section 162(m).

“Plan” means this Universal Stainless & Alloy Products, Inc. 2016 Equity Incentive Plan.

“Policy” shall have the meaning set forth in Section 3.2.2.

“Prior Plan” means the Universal Stainless & Alloy Products, Inc. Omnibus Incentive Plan.

“Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Stock.

“Restricted Period” shall have the meaning set forth in Section 10.1.

“Restricted Stock” means restricted Shares, awarded to a Participant pursuant to Section 10.

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the right to receive Shares, awarded to a Participant pursuant to Section 10.

“SAR Exercise Price” means the per Share exercise price of a SAR granted to a Participant.

“SEC” means the United States Securities and Exchange Commission.

“Section 162(m)” means Code Section 162(m).

“Section 409A” means Code Section 409A.

“Securities Act” means the Securities Act of 1933.

“Separation from Service” means the termination of the applicable Participant’s employment with, and performance of services for, the Company and each Affiliate. Unless otherwise determined by the Company in its sole discretion, if a Participant’s employment or service with the Company or an Affiliate terminates but the Participant continues to provide services to the Company or an Affiliate in a nonemployee director capacity or as an employee or consultant, as applicable, such change in status shall not be deemed a Separation from Service. A Participant employed by, or performing services for, an Affiliate or a division of the Company or an Affiliate shall not be deemed to incur a Separation from Service if such Affiliate or division ceases to be an Affiliate or division of the Company, as the case may be, and the Participant immediately thereafter becomes an employee of (or service provider to), or member of the board of directors of, the Company or an Affiliate or a successor company or an affiliate or subsidiary thereof. Approved temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered Separations from Service. Notwithstanding the foregoing, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” shall mean a “separation from service” as defined under Section 409A.

“Service Provider” means an employee, officer, Non-employee Director or Consultant of the Company or an Affiliate.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Section 9.

“Stockholders” means the stockholders of the Company.

“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

“Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

“Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

“Termination Date” means the date that is 10 years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2.

3. ADMINISTRATION OF THE PLAN

3.1. General

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter. With respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided, however, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. All actions, determinations and decisions by the Board or the Committee under the Plan or any Award Agreement, or with respect to any Award, shall be in the sole discretion of the Board and shall be final, binding and conclusive on all persons. Without limitation, the Board shall have full and final power and authority, subject to the other terms of the Plan, to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be made to Participants;

(iii)	determine the number of Shares to be subject to an Award;

(iv)	establish the terms of each Award (including the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer or forfeiture of an Award or the Shares subject thereto and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)	prescribe the form of each Award Agreement; and

(vi)	amend, modify or supplement the terms of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy or custom.

3.2. Separation from Service for Cause; Clawbacks; Detrimental Conduct

3.2.1. Separation from Service for Cause

The Company may annul an Award if the Participant incurs a Separation from Service for Cause.

3.2.2. Clawbacks

All awards, amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy (the “Policy”) or any applicable law related to such actions, as may be in effect from time to time. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Policy that may apply to the Participant, whether adopted prior to or following the Effective Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Participant’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

3.2.3. Detrimental Conduct

Except as otherwise provided by the Board, notwithstanding any provision of the Plan to the contrary, if a Participant engages in Detrimental Conduct, whether during the Participant’s service or after the Participant’s Separation from Service, in addition to any other penalties or restrictions that may apply under the Plan, state law or otherwise, the Participant shall forfeit or pay to the Company the following:

(a) any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b) any shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Separation from Service and within the 12-month period immediately before the Participant’s Separation from Service;

(c) the profit realized by the Participant from the exercise of any Options or SARs that the Participant exercised after the Participant’s Separation from Service or within the 12-month period immediately before the Participant’s Separation from Service, which profit is the difference between the Option Price of the Option or SAR Exercise Price of the SAR and the Fair Market Value of any shares or cash acquired by the Participant upon exercise of such Option or SAR; and

(d) the profit realized by the Participant from the sale, or other disposition for consideration, of any shares received by the Participant in connection with the Plan after the Participant’s Separation from

Service and within the 12-month period immediately before the Participant’s Separation from Service and where such sale or disposition occurs in such similar time period.

3.3. Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share units.

3.4. No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.5. Book Entry

Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book entry.

3.6. No Repricing

Notwithstanding any provision of the Plan to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms or conditions of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

4. STOCK SUBJECT TO THE PLAN

4.1. Authorized Number of Shares

Subject to adjustment under Section 15, the aggregate number of Shares authorized to be awarded under the Plan shall not exceed 568,357. In addition, Shares underlying any outstanding award granted under the Prior Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of Shares shall be available for the grant of new Awards. As provided in Section 1, no new awards shall be granted under the Prior Plan following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares or Shares purchased on the open market or otherwise.

4.2. Share Counting

4.2.1. Any Award settled in cash shall not be counted as issued Shares for any purpose under the Plan.

4.2.2. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards.

4.2.3. If Shares issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such Shares shall again be available for the grant of Awards.

4.2.4. If Shares issuable upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (that are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again be available for the grant of Awards.

4.2.5. Substitute Awards shall not be counted against the number of Shares available for the grant of Awards.

4.3. Award Limits

4.3.1. Incentive Stock Options

Subject to adjustment under Section 15, 568,357 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

4.3.2. Individual Award Limits for Section 162(m)—Share-Based Awards

Subject to adjustment under Section 15, the maximum number of each type of Award (other than cash-based Performance Awards) granted to any Participant in any calendar year shall not exceed the following number of Shares: (i) Options and SARs—100,000 Shares; and (ii) all share-based Performance Awards (including Restricted Stock, RSUs and Other Share-based Awards that are Performance Awards)—80,000 Shares.

4.3.3. Individual Award Limits for Section 162(m)—Cash-Based Awards

The maximum amount of cash-based Performance Awards intended to qualify as Performance-Based Compensation granted to any Participant in any calendar year shall not exceed the following: (i) Annual Incentive Awards: $900,000; and (ii) all other cash-based Performance Awards: $500,000.

4.3.4. Director Awards

The maximum value of Awards granted during any calendar year to any Non-employee Director, taken together with any cash fees paid to such Non-employee Director during the calendar year and the value of awards granted to the Non-employee Director under any other equity compensation plan of the Company or an Affiliate during the calendar year, shall not exceed the following in total value (calculating the value of any Awards or other equity compensation plan awards based on the fair market value as of grant date for financial reporting purposes): (i) $1,000,000 for the Chair of the Board and (ii) $500,000 for each Non-employee Director other than the Chair of the Board.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Term

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Stockholders. The Plan shall terminate automatically on the 10-year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Awards that have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law or required by applicable securities exchange listing requirements. No Awards shall be granted after the Termination Date. The applicable terms of the Plan, and any terms applicable to Awards granted prior to the Termination Date, shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension or termination of the Plan or any Award shall, without the consent of the Participant, materially impair rights or obligations under any Award theretofore awarded.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers

Subject to this Section 6, Awards may be granted to any Service Provider as the Board may determine and designate from time to time.

6.2. Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Stand-Alone, Additional, Tandem, and Substitute Awards

Awards may be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem or substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Board shall have the right to require the surrender of such other award in consideration for the grant of the new Award. Subject to the requirements of applicable law, the Board may make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Stock).

7. AWARD AGREEMENT

The grant of any Award may be contingent upon the Participant executing an appropriate Award Agreement, in such form or forms as the Board may determine. An Award Agreement may be provided in the form of a notice that provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification, such Options shall be deemed Nonqualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date; provided, however, that in the event that a Participant is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2. Vesting

Subject to Section 8.3, each Option shall become exercisable at such times and under such conditions (including performance requirements) as stated in the Award Agreement.

8.3. Term

Each Option shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of the Option term stated in the Award Agreement not to exceed 10 years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Participant is a Ten Percent Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the Stockholders as provided herein or (ii) after the occurrence of an event that results in termination of the Option.

8.5. Method of Exercise

An Option that is exercisable may be exercised by the Participant’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6. Rights of Holders of Options

Unless otherwise provided in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him or her. Except as provided in Section 15 or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7. Delivery of Stock Certificates

Subject to Section 3.5, promptly after the exercise of an Option by a Participant and the payment in full of the Option Price, such Participant shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the Shares subject to the Option.

8.8. Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the Stockholders in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1); provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such stockholder approval is obtained.

8.9. Early Exercise

An Option may, but need not, include a provision whereby the Participant may elect at any time before the Participant’s Separation from Service to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment

A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value on the date of exercise over (ii) the SAR Exercise Price. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value on the Grant Date of the SAR to the extent required by Section 409A.

9.2. Other Terms

The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award and any other terms of any SAR.

9.3. Term of SARs

The term of a SAR granted under the Plan shall be determined by the Board; provided, however, that such term shall not exceed 10 years.

9.4. Payment of SAR Amount

Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company (in cash or Shares, as set forth in the Award Agreement) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value on the date of exercise over the SAR Exercise Price; by

(ii)	the number of Shares with respect to which the SAR is exercised.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Restrictions

At the time of grant, the Board may establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or RSUs. Each Award of Restricted Stock or RSUs may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2. Restricted Stock Certificates

The Company shall issue Shares, in the name of each Participant to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of Shares of Restricted Stock granted to the Participant, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse or (ii) such certificates shall be delivered to the Participant; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3. Rights of Holders of Restricted Stock

Unless otherwise provided in the applicable Award Agreement, holders of Restricted Stock shall have rights as Stockholders, including voting and dividend rights.

10.4. Rights of Holders of RSUs

10.4.1. Settlement of RSUs

RSUs may be settled in cash or Shares, as set forth in the Award Agreement. The Award Agreement shall also set forth whether the RSUs shall be settled (i) within the time period specified in Section

409A for short-term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such RSUs shall be settled.

10.4.2. Voting and Dividend Rights

Unless otherwise provided in the applicable Award Agreement, holders of RSUs shall not have rights as Stockholders, including voting or dividend or dividend equivalents rights.

10.4.3. Creditor’s Rights

A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms of the applicable Award Agreement.

10.5. Purchase of Restricted Stock

The Participant shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, if so determined by the Board, in consideration for past services rendered.

10.6. Delivery of Shares

Subject to Section 3.5, upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Shares of Restricted Stock or RSUs settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

11. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1. General Rule

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2. Surrender of Shares

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already-owned Shares may be authorized only at the time of grant.

11.3. Cashless Exercise

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4. Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including the Company’s withholding of Shares otherwise due to the exercising Participant.

12. TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1. Performance Conditions

The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 12.2 in the case of Performance-Based Compensation.

12.2. Performance Awards Granted to Designated Covered Employees

If and to the extent that the Board determines that a Performance Award to be granted to a Participant who is designated by the Board as likely to be a Covered Employee should qualify as Performance-Based Compensation, the grant, exercise or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.2. Notwithstanding anything herein to the contrary, the Board may provide for Performance Awards to Covered Employees that are not intended to qualify as Performance-Based Compensation.

12.2.1. Performance Goals Generally

The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board consistent with this Section 12.2. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Board result in the achievement of performance goals being “substantially uncertain.” The Board may determine that Performance Awards shall be granted, exercised or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise or settlement of the Performance Awards. Performance goals may be established on a Company-wide basis, or with respect to one or more business units or Affiliates, as applicable. To the extent consistent with the requirements of Section 162(m), the Committee may determine at the time that goals under this Section 12 are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other extraordinary, unusual or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

12.2.2. Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified Affiliates or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for Performance Awards: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures (including EBIT and EBITDA); (iv) return on equity; (v) total stockholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition or acceptance; (xiii) customer metrics (including customer satisfaction, customer retention, customer profitability or customer contract terms); (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xxi) return on assets; (xxii) growth in net sales; (xxiii) the ratio of net sales to net working capital; (xxiv) stockholder value added; (xxv) improvement in management of working capital items (inventory, accounts receivable or accounts payable); (xxvi) sales from newly-introduced products; (xxvii) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations or other transactions; (xxviii) product quality, safety, productivity, yield or reliability (on time and complete orders); (xxix) funds from operations; (xxx) regulatory body approval for commercialization of a product; (xxxi) debt levels or reduction or debt ratios; (xxxii) economic value; (xxxiii) operating efficiency; (xxxiv) research and development achievements; or (xxxv) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income and operating income).

12.2.3. Timing for Establishing Performance Goals

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to Performance Awards, or at such other date as may be required or permitted for Performance-Based Compensation.

12.2.4. Settlement of Performance Awards; Other Terms

Settlement of Performance Awards may be in cash, Shares, other Awards or other property. The Board may reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

12.3. Written Determinations

All determinations by the Board as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify as Performance-Based Compensation to the extent required by Section 162(m). To the extent permitted by Section 162(m), the Board may delegate any responsibility relating to Performance Awards.

12.4. Status of Section 12.2 Awards under Section 162(m)

It is the intent of the Company that Performance Awards under Section 12.2 granted to persons who are designated by the Board as likely to be Covered Employees within the meaning of Section 162(m) shall, if so designated by the Board, qualify as Performance-Based Compensation. Accordingly, the terms of Section 12.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m). The foregoing notwithstanding, because the Board cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Board, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13. OTHER SHARE-BASED AWARDS

13.1. Grant of Other Share-based Awards

Other Share-based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Share-based Awards may be granted in lieu of other cash or other compensation to which a

Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company, including any other Company incentive compensation plan. The Board shall have the authority to determine the persons to whom and the time or times at which such Awards will be made, the number of Shares to be granted pursuant to such Awards and all other terms of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

13.2. Terms of Other Share-based Awards

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14. REQUIREMENTS OF LAW

14.1. General

The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual or the Company of any provision of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Board determines that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Committee may require the Participant to sign such additional documentation, make such representations and furnish such information as it may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

14.2. Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15. EFFECT OF CHANGES IN CAPITALIZATION

15.1. Adjustments for Changes in Capital Structure

Subject to any required action by the Stockholders, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the Stockholders in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the Option Price, SAR Exercise Price or Purchase Price per Share of any outstanding Awards, and to the other terms and conditions of outstanding Awards, in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the Shares that are of the same class as the Shares that are subject to outstanding Awards are exchanged for, converted into or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of Shares subject to, and the Option Price, SAR Exercise Price or Purchase Price per Share of, and the other terms and conditions of, the outstanding Awards shall be adjusted in a fair and equitable manner. Any fractional share resulting from an adjustment pursuant to this Section 15.1 shall be rounded down to the nearest whole number and the Option Price, SAR Exercise Price or Purchase Price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Board may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate.

15.2. Change in Control

15.2.1. Consequences of a Change in Control

The Board may provide for any one or more of the following in connection with a Change in Control, which such actions need not be the same for all Participants:

(a) Accelerated Vesting. The Board may provide in any Award Agreement, or in the event of a Change in Control may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such terms, including a Participant’s Separation from Service prior to, upon or following such Change in Control, to such extent as determined by the Board.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 15.2.1, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a Stockholder as of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by Stockholders pursuant to the Change in Control. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value as of the Change in Control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof that is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the Change in Control shall terminate and cease to be outstanding effective as of the Change in Control.

(c) Cash-Out of Awards. The Board may, without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity that is a party to the Change in Control or (iii) other property that, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value as of the time of the Change in Control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. If such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards. For avoidance of doubt, if the amount determined pursuant to this Section 15.2.1(c) for an Option or SAR is zero or less, the affected Option or SAR may be cancelled without any payment.

15.3. Adjustments

Adjustments under this Section 15 related to Shares or other securities of the Company shall be made by the Board. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

16. NO LIMITATIONS ON COMPANY

The making of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17. TERMS APPLICABLE GENERALLY TO AWARDS

17.1. Disclaimer of Rights

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

17.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right or authority of the Board or its delegates to adopt such other compensation arrangements as the Board or its delegates determine desirable.

17.3. Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse or exercise, the Participant shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Board, the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of Shares otherwise issuable to the Participant as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate Shares already owned by the Participant. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

17.4. Other Provisions; Legends

Each Award Agreement may contain such other terms not inconsistent with the Plan as may be determined by the Board. Any stock certificates for any Shares issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company in its sole discretion may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange on which the Common Stock may then be listed and any applicable federal or state securities law, and the Company in its sole discretion may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions.

17.5. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.6. Governing Law

The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of resolving any dispute that arises directly or indirectly in connection with the Plan, each Participant, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the Commonwealth of Pennsylvania and to have agreed that any related litigation shall be conducted solely in the courts of Allegheny County, Pennsylvania or the federal courts for the United States for the Western District of Pennsylvania, where the Plan is made and to be performed, and no other courts.

17.7. Section 409A

The Plan is intended to comply with Section 409A, and to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything to the contrary in the

Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable pursuant to the Plan during the six-month period immediately following the Participant’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s Separation from Service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Board shall have any liability to any Participant for such tax or penalty.

17.8. Separation from Service

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the applicable Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, the actions that will be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.9. Transferability of Awards

17.9.1. Transfers in General

Except as provided in Section 17.9.2, no Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan.

17.9.2. Family Transfers

If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9.2, a “not for value” transfer is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 17.9.2, any such Award shall continue to be subject to the same terms as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Participant in accordance with this Section 17.9.2 or by will or the laws of descent and distribution.

17.10. Dividends and Dividend Equivalent Rights

If specified in the Award Agreement, the recipient of an Award may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Participant may be paid currently or may be deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value on the date that such dividend was paid to Stockholders. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Award that is subject to the achievement of performance criteria be payable before the Award has become earned and payable.

17.11. Data Protection

A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and the Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received or purchased or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

17.12. Plan Construction

In the Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in the Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with GAAP.

Adopted by the Board: January 28, 2017

Approved by the Stockholders: May 3, 2017

Scheduled Termination Date: May 3, 2027

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2017 Annual Meeting of Stockholders

May 3, 2017,
10:00 A.M., local time

This Proxy is Solicited On Behalf
Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

	▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲
PROXY							Please mark your votes like this	☒
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES “FOR” EACH OF THE FOLLOWING:

						FOR	AGAINST	ABSTAIN
1.	Election of the following nominees as directors:	FOR all Nominees listed below	WITHHOLD AUTHORITY to vote (except as indicated to the contrary for all nominees listed below)	4.	Approval of the Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan.	☐	☐	☐
		☐	☐			FOR	AGAINST	ABSTAIN
	NOMINEES: (01) Christopher L Ayers (02) Douglas M. Dunn (03) M. David Kornblatt	(04) Dennis M. Oates (05) Udi Toledano		5.	Ratification of the Appointment of Schneider Downs & Co., Inc as the Company’s Independent Registered Public Accountants for 2017.	☐	☐	☐
	(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)			6.	OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.
	THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.

		FOR	AGAINST	ABSTAIN
2.	Approval of the compensation for the company’s named executive officers.	☐	☐	☐
		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3.	Recommendation of the frequency of Stockholder votes to approve the compensation for the Company’s named executive officers.	☐	☐	☐	☐	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2017.

Note: Please print and sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the Proxy. If a corporation, please sigh as full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

▲  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  ▲

PROXY

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON MAY 3, 2017

The undersigned hereby appoints Dennis M. Oates and Paul A. McGrath, and each of them, with full power of substitution, proxies to vote all shares of Common Stock, $.001 par value, of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the company to be held at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231, on May 3, 2017 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2, IN FAVOR OF 1 YEAR IN PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME BY FORWARDING TO THE COMPANY A SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON THE MATTER HEREIN.

(Continued, and to be marked, dated and signed, on the other side)